Exhibit 99.1

Execution Version

July 18, 2014

NN, Inc.

2000 Waters Edge Drive

Building C, Suite 12

Johnson City, Tennessee 37604

Attention:	James H. Dorton
Senior Vice President and Chief Financial Officer

Project Unicorn

$450 Million Senior Secured Credit Facilities

Commitment Letter

Ladies and Gentlemen:

You have advised Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “MLPFS” and, together with Bank of America, the “BAML Parties”) and KeyBank National Association (“KeyBank” and, together with the BAML Parties, the “Commitment Parties”, “us” or “we”) that NN, Inc., a Delaware corporation (the “Borrower” or “you”) intends to acquire (the “Acquisition”) all of the equity interests of Autocam Corporation, a Michigan corporation (the “Target”) from the existing shareholders of the Target (the “Sellers”). The Acquisition will be effected by the merger of a wholly-owned subsidiary of the Borrower with and into the Target, after which the Target and its subsidiaries will be direct or indirect subsidiaries of the Borrower.

You have further advised us that the total funds needed to (a) finance the Acquisition, (b) refinance certain existing indebtedness of the Borrower and its subsidiaries and the Target and its subsidiaries (the “Refinancing”), including, without limitation, the indebtedness outstanding under (i) that certain Third Amended and Restated Credit Agreement dated as of October 26, 2012 (as amended, the “Existing Credit Agreement”) by and among the Borrower, as U.S. Borrower, the lenders party thereto and KeyBank National Association, as administrative agent and (ii) that certain Third Amended and Restated Note Purchase and Shelf Agreement dated December 21, 2010 (as amended, the “Existing Purchase Agreement”) among the Borrower and certain note purchasers party thereto, (c) pay fees and expenses incurred in connection with the Transactions (as hereinafter defined), including, without limitation, the payment of make whole premiums in connection with the payment of the Series B Notes issued under the Existing Purchase Agreement, and (d) provide ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries, will consist of:

(i) senior secured credit facilities of in the amount of $450 million to the Borrower consisting of (A) a term loan facility in the amount of $350 million (the “Term Loan Facility”), as described in the Summary of Terms attached hereto as Exhibit A (the “Term Loan Facility Term Sheet”) and (B) an asset-based credit facility in the amount of $100 million (the “ABL Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”), as described in the Summary of Terms attached hereto as Exhibit B (the “ABL Facility Term Sheet” and, together with the Term Loan Facility Term Sheet, the “Term Sheets”); and

(ii) the issuance of common equity interests in the Borrower to certain shareholders of Target reasonably satisfactory to the Commitment Parties in an aggregate amount not less than $25 million (the “Equity Contribution”).

As used herein, the term “Transactions” means, collectively, the Acquisition, the Equity Contribution, the Refinancing, the initial borrowing under the Term Loan Facility on the Closing Date (as hereinafter defined), the effectiveness of the ABL Facility on the Closing Date and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the Term Sheets and the Conditions Annex attached hereto as Exhibit C (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”. The date of the initial borrowing under the Term Loan Facility and the date that the ABL Facility becomes effective is referred to as the “Closing Date”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Target and its subsidiaries after giving effect to the Transactions and references to the “Target” will include the Target and its subsidiaries.

1. Commitments. Upon the terms and subject to the conditions set forth in the Commitment Letter:

(a) Bank of America and KeyBank (each, in such capacity, an “Initial Term Loan Lender” and, collectively, the “Initial Term Loan Lenders”) are pleased to advise you of their several, but not joint, commitments to provide the aggregate percentage amount of the Term Loan Facility set forth opposite such Initial Term Loan Lender’s name below:

Initial Term Loan Lender	Commitment under the Term Loan Facility (Percentage)
Bank of America	60%
KeyBank	40%

(b) Bank of America and KeyBank (each, in such capacity, an “Initial ABL Lender” and, collectively, the “Initial ABL Lenders” and, together with the Initial Term Loan Lenders, the “Initial Senior Lenders”)) are pleased to advise you of their several, but not joint, commitments to provide the aggregate percentage amount of the ABL Facility set forth opposite such Initial ABL Lender’s name below:

Initial ABL Lender	Commitment under the ABL Facility (Percentage)
KeyBank	60%
Bank of America	40%

2. Engagements and Titles. It is agreed that:

(a) (i) each of (A) MLPFS and KeyBank will act as a joint lead arranger for the Term Loan Facility (in such capacity, the “Term Loan Lead Arrangers”) to form a syndicate of banks, financial institutions and other institutional lenders with respect to the Term Loan Facility (collectively, the “Term Loan Lenders”) in consultation with you and (B) MLPFS and KeyBank will act as joint bookrunners for the Term Loan Facility;

(ii) each of (A) KeyBank and Bank of America will act as a joint lead arranger for the ABL Facility (in such capacity, the “ABL Lead Arrangers” and, together with the Term Loan

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Lead Arrangers, the “Lead Arrangers”) to form a syndicate of banks, financial institutions and other institutional lenders with respect to the ABL Facility (including KeyBank and Bank of America) (collectively, the “ABL Lenders” and, together with the Term Loan Lenders, the “Lenders”) in consultation with you and (B) KeyBank and Bank of America will act as joint bookrunners for the ABL Facility;

(b) (i) Bank of America will act as sole and exclusive administrative agent and collateral agent for the Term Loan Facility (in such capacity, the “Term Loan Administrative Agent”); and

(ii) KeyBank will act as sole and exclusive administrative agent for the ABL Facility (in such capacity, the “ABL Administrative Agent” and, together with the Term Loan Administrative Agent, the “Administrative Agents”); and

(c) (i) KeyBank will act as syndication agent for the Term Loan Facility; and

(ii) Bank of America will act as syndication agent for the ABL Facility; and

(d) (i) KeyBank will act as Domestic Collateral Agent (as defined in the ABL Facility Term Sheet) for the ABL Facility; and

(ii) Bank of America will act as Foreign Collateral Agent (as defined in the ABL Facility Term Sheet) for the ABL Facility.

It is further agreed that, notwithstanding anything to the contrary contained herein, (A) (1) MLPFS shall have “left” and highest placement in any and all marketing materials or other documentation used in connection with the Term Loan Facility and (2) KeyBank shall have placement immediately to the right of, or below, MLPFS in any and all marketing materials or other documentation used in connection with the Term Loan Facility and (B) (1) KeyBank shall have “left” and highest placement in any and all marketing materials or other documentation used in connection with the ABL Facility and (2) Bank of America shall have placement immediately to the right of, or below, KeyBank in any and all marketing materials or other documentation used in connection with the ABL Facility. No additional agents, co-agents, arrangers or bookrunners will be appointed, and no other titles will be awarded, and no other compensation will be paid (other than compensation expressly contemplated by this Commitment Letter and the Fee Letters (as hereinafter defined)) (i) with respect to the Term Loan Facility, unless you and Bank of America and KeyBank shall agree in writing and (ii) with respect to the ABL Facility, unless you and KeyBank and Bank of America shall agree in writing.

3. Conditions.

(a) The commitments and undertakings of the Commitment Parties hereunder are subject solely to the satisfaction of the conditions precedent set forth in the Conditions Annex.

(b) Notwithstanding anything in this Commitment Letter, the Fee Letters, the definitive documentation for the Term Loan Facility (the “Term Loan Facility Documentation”), the definitive documentation for the ABL Facility (the “ABL Facility Documentation” and, together with the Term Loan Facility Documentation, the “Facilities Documentation”) or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties relating to the Target, its subsidiaries and their respective businesses the accuracy of which shall be a condition to the availability of the Senior Credit Facilities on the Closing Date shall be (A) the representations and warranties made by, or with respect to, the Target and its subsidiaries in the Purchase

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Agreement (as defined in the Conditions Annex) as are material to the interests of the Lenders (in their capacities as such), but only to the extent that you (or any of your affiliates) have the right to terminate your obligations under the Purchase Agreement (or decline or otherwise refuse to consummate the Acquisition pursuant to the Purchase Agreement) as a result of a breach of any such representation and warranty in the Purchase Agreement or any such representation and warranty not being accurate (in each case, determined without regard to any notice requirement) (the “Specified Purchase Agreement Representations”) and (B) the Specified Representations (as hereinafter defined) and (ii) the terms of the Facilities Documentation shall be in a form such that they do not impair availability of the Senior Credit Facilities on the Closing Date if the conditions set forth, or referred to, in the Conditions Annex are satisfied or waived, it being understood that to the extent that any security interests in any Collateral (as defined in the Term Sheets) or any deliverable related to the perfection of a security interest in any Collateral (other than (1) grants of security interests in Collateral subject to the Uniform Commercial Code (and the equivalent law or statute in the relevant foreign jurisdictions) that may be perfected by the filing of Uniform Commercial Code financing statements (and the equivalents thereof in the relevant foreign jurisdictions), (2) the delivery of stock certificates evidencing certificated stock that is part of the Collateral and (3) the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable) is not or cannot be perfected on the Closing Date after your use of commercially reasonable efforts to do so, the perfection of security interests therein shall not constitute a condition precedent to the availability of the Senior Credit Facilities on the Closing Date but shall be required to be completed within 60 days after the Closing Date (or such later date as may be agreed by the Administrative Agents). For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Facilities Documentation relating to organizational existence of the Borrower and the Guarantors (as defined in the Term Sheets) and good standing of the Loan Parties in their respective jurisdictions of organization; organizational power and authority and due authorization, execution and delivery, in each case, as they relate to entering into and performance of the Facilities Documentation; enforceability of the Facilities Documentation; no conflicts with or consent under organizational documents of the Borrower and the Guarantors or applicable law, in each case, as they relate to the entering into and performance of the Facilities Documentation; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis; use of proceeds; creation, validity, priority (subject to permitted liens) and, subject to the parenthetical in the immediately preceding sentence, perfection of security interests in the Collateral; Federal Reserve margin regulations; OFAC; the USA PATRIOT Act; FCPA; and the Investment Company Act. This paragraph, and the provisions contained herein, shall be referred to as the “Limited Conditionality Provision.”

4. Syndication.

(a) The Lead Arrangers intend to commence syndication of each of the Senior Credit Facilities promptly upon your acceptance of this Commitment Letter and the Fee Letters. You agree, until the Syndication Assistance Termination Date (as hereinafter defined), to actively assist, to cause your subsidiaries to actively assist, and to use your commercially reasonable efforts to cause the Target and its subsidiaries to actively assist, the Lead Arrangers in achieving a syndication of each of the Senior Credit Facilities that is satisfactory to us and you. Such assistance shall include your (i) providing and causing your advisors to provide the Commitment Parties upon request with all information reasonably deemed necessary by the Lead Arrangers to complete syndication, including, but not limited to, information and evaluations prepared by you, the Target and your and its advisors, or on your or its behalf, relating to the Transactions (including the Projections (as hereinafter defined), the “Information”), (ii) assisting in the preparation of confidential information memoranda and other materials to be used in connection with the syndication of each of the Senior Credit Facilities (collectively with the Term Sheets and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined), the “Information Materials”), (iii) using your best efforts to ensure that the

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syndication efforts of the Lead Arrangers benefit materially from your existing banking relationships and the existing banking relationships of the Target, (iv) using your best efforts to obtain public corporate credit, corporate family and senior secured debt ratings of the Borrower (after giving effect to the Transactions) from Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”), respectively, together with ratings and recovery ratings for each of the Senior Credit Facilities from such rating agencies, in each case, at least 20 calendar days prior to the Closing Date and to participate actively in the process of securing such ratings, including having your senior management and (to the extent reasonable and practical) appropriate members of management of the Target meet with such rating agencies, and (v) otherwise assisting the Lead Arrangers in their syndication efforts, including by making your officers and advisors and the officers and advisors of the Target and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders.

(b) It is understood and agreed that (i) MLPFS will manage and control all aspects of the syndication with respect to the Term Loan Facility in consultation with you and the other Lead Arrangers, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders and (ii) KeyBank will manage and control all aspects of the syndication with respect to the ABL Facility in consultation with you and the other Lead Arrangers, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders and (iii) commitments of Lenders providing the ABL Facility shall be allocated between the Domestic ABL Revolving Credit Facility and the Foreign ABL Revolving Credit Facility (as each such term is defined in the ABL Facility Term Sheet) on a pro rata basis. It is understood that no Lender participating in the Senior Credit Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the applicable Summary of Terms. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of the Lead Arrangers.

(c) Notwithstanding the right of the Lead Arrangers to syndicate the Senior Credit Facilities and receive commitments with respect thereto or to assign their respective commitments hereunder, (i) no Initial Senior Lender shall be relieved, released or novated from its obligations hereunder, including its obligation to fund its commitment to the Senior Credit Facilities on the Closing Date, in connection with any syndication, assignment or participation of the Senior Credit Facilities, including its commitment in respect thereof, until funding of the Senior Credit Facilities on the Closing Date and (ii) each Initial Senior Lender shall retain exclusive control over all rights and obligations with respect to its commitment in respect of the Senior Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred, in each case unless you otherwise agree in writing. Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood that the commitments of the Initial Senior Lenders hereunder are not conditioned upon the syndication of the Senior Credit Facilities and in no event shall the successful completion of the syndication of the Senior Credit Facilities constitute a condition to the availability of the Senior Credit Facilities on the Closing Date.

(d) The provisions of this Section 4 shall remain in full force and effect until the earliest of (i) 90 days following the Closing Date, (ii) the completion of a Successful Syndication (as defined in the Joint Fee Letter) on or after the Closing Date, and (iii) the termination of this Commitment Letter pursuant to the last paragraph hereof other than as a result of the occurrence of the Closing Date (the “Syndication Assistance Termination Date”).

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5. Information.

(a) You represent, warrant and covenant that (i) all financial projections concerning the Borrower, the Target and their respective subsidiaries that have been or are hereafter made available to the Commitment Parties or any of the Lenders by you or any of your subsidiaries or representatives (or on your or their behalf) or by the Target or any of its subsidiaries or representatives (or on their behalf) (the “Projections”) have been or will be prepared in good faith based upon reasonable assumptions and (ii) all Information, other than Projections, which has been or is hereafter made available to the Commitment Parties or any of the Lenders by you or any of your representatives (or on your or their behalf) or, to the best of your knowledge, by the Target or any of its subsidiaries or representatives (or on their behalf), in connection with any aspect of the Transactions, as and when furnished, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. You agree to furnish us with further and supplemental information from time to time until the Closing Date and, if requested by us, for a reasonable period thereafter until the Syndication Assistance Termination Date as is necessary to complete the syndication of the Senior Credit Facilities so that the representations, warranties and covenants in the immediately preceding sentence are correct on the Closing Date and, if applicable, on such later date on which the syndication of the Senior Credit Facilities is completed as if the Information were being furnished, and such representations, warranties and covenants were being made, on such date. In issuing this commitment, and in arranging and syndicating the Senior Credit Facilities, each Commitment Party is and will be using and relying on the Information without independent verification thereof.

(b) (i) You acknowledge that (A) the Commitment Parties, on your behalf, will make available Information and Information Materials to the proposed syndicate of Lenders by posting the Information and Information Materials on IntraLinks, SyndTrak or another similar electronic system and (B) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to you, the Target or any of your or its affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. If requested, you will assist us in preparing an additional version of the Information and Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders.

(ii) Before distribution of any Information and Information Materials (A) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of such Information or Information Materials and (B) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom. In addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”.

(iii) You agree that the Commitment Parties, on your behalf, may distribute the following documents to all prospective Lenders, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (A) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (B) notifications of changes to Senior Credit Facilities’ terms and (C) other materials intended for prospective Lenders after the initial distribution of the Information and Information Materials, including drafts and final versions of definitive documents with respect to the Senior

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Credit Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. You agree (whether or not any Information or Information Materials are marked “PUBLIC”) that Information and Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

6. Expenses. By executing this Commitment Letter, you agree to reimburse the Commitment Parties from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable fees, disbursements and other charges of counsel to the Commitment Parties and (b) due diligence expenses) incurred in connection with the Senior Credit Facilities, the syndication thereof and the preparation of the definitive documentation therefor, and with any other aspect of the Transactions and any similar transaction and any of the other transactions contemplated thereby. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

7. Indemnification. You agree to indemnify and hold harmless each Commitment Party, each Lender and each of their respective affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel (which, for the avoidance of doubt, may include internal counsel) with respect to each of the Senior Credit Facilities, which shall be limited to one counsel for the BAML Parties for each such Senior Credit Facility, one counsel for KeyBank for each such Senior Credit Facility and, if reasonably necessary, a single local counsel for all Indemnified Parties (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as a whole) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transactions or any similar transaction and any of the other transactions contemplated thereby or (b) the Senior Credit Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transactions, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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8. Confidentiality. This Commitment Letter, the fee letter among you and the Commitment Parties (the “Joint Fee Letter”), the fee letter among you and the BAML Parties of even date herewith (the “BAML Parties Fee Letter”), the fee letter among you and KeyBank of even date herewith (the “KeyBank Fee Letter” and, collectively with the Joint Fee Letter and the BAML Parties Fee Letter, the “Fee Letters”) and the contents hereof and thereof are confidential and shall not be disclosed by you in whole or in part to any person or entity without our prior written consent except (a) to your directors, officers, attorneys, accountants and other professional advisors (collectively, the “Representatives”), provided that each such person is advised of its obligation to retain such information as confidential, (b) this Commitment Letter and the existence and contents of this Commitment Letter (and the Fee Letters, to the extent redacted in a manner reasonably satisfactory to the Commitment Parties, the BAML Parties or KeyBank, as applicable) may be disclosed to the Target, the Sellers and their Representatives in connection with their consideration of the Acquisition, provided that each such person is advised of its obligation to retain such information as confidential, (c) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent determined by you in good faith to be permitted by law, to inform us promptly in advance thereof), (d) this Commitment Letter and the existence and contents of this Commitment Letter (but not the Fee Letters or the contents thereof) may be disclosed in any syndication or other marketing materials in connection with the Senior Credit Facilities (it being acknowledged that the aggregate amount of the fees or other payments in the Fee Letters may be included in projections and pro forma information and a generic disclosure of aggregate sources and uses contained in such syndication and other marketing materials), (e) the Term Sheets and the Conditions Annex, including the existence and contents thereof, may be disclosed to any rating agency, (f) this Commitment Letter and the existence and contents of this Commitment Letter (including the Term Sheets and the Conditions Annex, but not the Fee Letters or the contents thereof) may be disclosed to any Lenders or participants or prospective Lenders or prospective participants and (g) this Commitment Letter and the existence and contents of this Commitment Letter (including the Term Sheets and the Conditions Annex, but not the Fee Letters or the contents thereof) may be disclosed in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges (it being acknowledged that the aggregate amount of the fees or other payments in the Fee Letters may be included in projections and pro forma information and a generic disclosure of aggregate sources and uses in any such filings); provided that with respect to clauses (d) through (g), such disclosure shall be permitted only after your acceptance of this Commitment Letter and the Fee Letters in accordance with Section 13 hereof.

9. Other Services.

(a) You acknowledge that the Commitment Parties or their respective affiliates may be providing financing or other services to parties whose interests may conflict with yours. The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you, the Target and your and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that the Commitment Parties are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you, the Target or any of your or its respective affiliates that is or may come into the possession of any Commitment Party or any of its affiliates.

(b) In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i)(A) the arranging and other services described herein regarding the Senior Credit Facilities are arm’s-length commercial transactions between you and your affiliates, on the one hand, and the Commitment Parties,

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on the other hand, (B) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (C) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) each Commitment Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (B) no Commitment Party has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and no Commitment Party shall have any obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against any Commitment Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

10. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. This Commitment Letter (including, without limitation, the Term Sheets and the Conditions Annex) and the Fee Letters shall be governed by, and construed in accordance with, the laws of the State of New York. You irrevocably and unconditionally agree that you will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Commitment Party, any Lender or any Indemnified Party in any way relating to this Commitment Letter (including, without limitation, the Term Sheets and the Conditions Annex), the Fee Letters, the transactions contemplated hereby and thereby or the actions of any of the Commitment Parties in the negotiation, performance or enforcement hereof, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Commitment Letter (including the Term Sheets and the Conditions Annex) or the Fee Letters shall affect any right that any Commitment Party or any Lender may otherwise have to bring any action or proceeding relating to this Commitment Letter (including the Term Sheets and the Conditions Annex) or the Fee Letters against you or your properties in the courts of any jurisdiction. Service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of you and the Commitment Parties hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including the Term Sheets and the Conditions Annex), the Fee Letters, the Transactions and the other transactions contemplated hereby and thereby or the actions of the Commitment Parties in the negotiation, performance or enforcement hereof; provided that, notwithstanding the foregoing to the contrary, it is understood and agreed that any determinations as to (x) whether any representations and warranties made by or on behalf of the Target and its subsidiaries in the Purchase Agreement have been breached, (y) whether you or any of your subsidiaries that is a party to the Purchase Agreement can terminate your (or its) obligations under the Purchase Agreement and (z) whether a Company Material Adverse Effect (as defined in the Purchase Agreement) has occurred, shall, in each case be governed by the laws of the State the laws of which govern the Purchase Agreement.

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11. Survival.

(a) The provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 13(b) of this Commitment Letter shall remain in full force and effect regardless of whether any of the Facilities Documentation shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of any Commitment Party hereunder.

(b) Your obligations to assist in the syndication of the Senior Credit Facilities set forth in Section 4 and the representations, covenants and other provisions of Section 5 with respect to the syndication of the Senior Credit Facilities shall remain in full force and effect until the Syndication Assistance Termination Date.

12. Miscellaneous.

(a) This Commitment Letter and the Fee Letters may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or any Fee Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

(b) This Commitment Letter (including the Term Sheets and the Conditions Annex) and the Fee Letters embody the entire agreement and understanding among the Commitment Parties, you, and your their respective affiliates with respect to the Senior Credit Facilities and supersedes all prior agreements and understandings relating to the specific matters hereof. Those matters that are not covered or made clear herein, in the Term Sheets, in the Conditions Annex or in the Fee Letters are subject to mutual agreement of the parties (subject to the Limited Conditionality Provision). No party has been authorized by any Commitment Party to make any oral or written statements that are inconsistent with this Commitment Letter.

(c) This Commitment Letter is not assignable by you without the prior written consent of the Commitment Parties and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

(d) The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow the Commitment Parties to identify you in accordance with the Act.

13. Acceptance/Expiration of Commitments.

(a) This Commitment Letter and all commitments and undertakings of the Commitment Parties hereunder will expire at 5:00 p.m. (New York City time) on July 19, 2014 unless you execute this Commitment Letter and the Fee Letters and return them to us prior to that time (which may be by facsimile transmission or .pdf), whereupon this Commitment Letter (including the Term Sheets and the Conditions Annex) and the Fee Letters (each of which may be signed in one or more counterparts) shall become binding agreements; provided that (i) the BAML Parties Fee Letter shall be returned only to the BAML Parties and (ii) the KeyBank Fee Letter shall be returned only to KeyBank. Thereafter, unless the Closing Date shall have occurred, all commitments and undertakings of the Commitment Parties hereunder will expire on the earliest of (A) October 31, 2014 or, to the extent that the “Outside Date” set forth in the Purchase Agreement is extended to December 31, 2014 in accordance with the terms thereof, December 31, 2014, (B) the closing of the Acquisition without the use of the Senior Credit Facilities, (C)

10

the acceptance by the Target or the Sellers, or any of them, or any of their affiliates of an offer for the Target, or for all or any substantial part of the business or assets of the Target and its subsidiaries, other than as part of the Transactions, (D) the date you announce, or inform in writing any Commitment Party, that the Acquisition, or any material part of the Acquisition (including the acquisition of the Target or all or substantially all of its subsidiaries or assets and operations), is not proceeding and (E) the date the Purchase Agreement terminates by its terms without the consummation of the Acquisition.

(b) In consideration of the time and resources that the Commitment Parties will devote to the Senior Credit Facilities, you agree that, until the occurrence of the Syndication Assistance Termination Date, you will not, and will cause your subsidiaries (after giving effect to the Acquisition) not to, solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing indebtedness or bank financing by, or on behalf of, the Borrower, the Target or any of their respective subsidiaries.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

11

Execution Version

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Bailey E. Falls
	Name:	Bailey E. Falls
	Title:	Senior Vice President

MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Nina Sprinkle
	Name:	Nina Sprinkle
	Title:	Director

KEYBANK NATIONAL ASSOCIATION

By:	/s/ J. E. Fowler
	Name:	J. E. Fowler
	Title:	Managing Director

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

NN, INC.

By:	/s/ James H. Dorton
	Name:	James H. Dorton
	Title:	Senior Vice President

Signature Page

Commitment Letter

Project Unicorn

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

PROJECT UNICORN

SUMMARY OF TERMS

$350 MILLION SENIOR SECURED TERM LOAN FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the “Commitment Letter”) to which this Summary of Terms is attached.

BORROWER:	NN, Inc., a Delaware corporation (the “Borrower”).

GUARANTORS:	The obligations of the Borrower and its subsidiaries under the Term Loan Facility (as defined below) and under any treasury management, interest protection or other hedging arrangements entered into with the Term Loan Administrative Agent (as defined below), or any affiliate thereof, or a Term Loan Lender (as defined below), or any affiliate thereof (all such obligations, collectively, the “Secured Obligations”), will be guaranteed by each existing and future direct and indirect domestic subsidiary (other than Inactive Subsidiaries and Immaterial Subsidiaries (each such term to be defined in the loan documentation)) of the Borrower (collectively, the “Guarantors”); provided that (x) any domestic subsidiary of the Borrower that is a borrower or guarantor under the ABL Facility or (y) any other subsidiary of the Borrower that guarantees the domestic obligations under the ABL Facility shall become a Guarantor. All guarantees will be guarantees of payment and not of collection.

ADMINISTRATIVE AND COLLATERAL AGENT:	Bank of America, N.A. (“Bank of America”) will act as sole administrative and collateral agent (the “Term Loan Administrative Agent”).

SYNDICATION AGENT:	KeyBank National Association (“KeyBank”) will act as syndication agent.

JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates) (“MLPFS”) and KeyBank will act as joint lead arrangers and joint bookrunners (the “Lead Arrangers”).

LENDERS:	Certain banks, financial institutions and institutional lenders acceptable to the Lead Arrangers selected in consultation with the Borrower (collectively, the “Term Loan Lenders”).

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

TERM LOAN FACILITY:	A senior secured term loan facility (the “Term Loan Facility” and the loans made thereunder on the Closing Date (as defined below), the “Initial Term Loans”) in an aggregate principal amount of $350 million (subject to increase, at the Borrower’s election, to the extent required under Section C, “Market Flex” of the Joint Fee Letter to account for any original issue discount and/or upfront fees with respect to the Term Loan Facility), all of which will be drawn on the Closing Date.

INCREMENTAL TERM LOANS:	After the Closing Date, the Borrower will be permitted to incur additional term loans that will be included in the Term Loan Facility (each, an “Incremental Term Loan”), for which MLPFS and KeyBank will act as lead arrangers, subject to customary conditions, including the delivery of customary certificates, resolutions and opinions, and the following:

(a) no Term Loan Lender will be required or otherwise obligated to participate in any Incremental Term Loan;

(b) the aggregate initial principal amount of all Incremental Term Loans shall not exceed $100 million;

(c) after the initial borrowing under such Incremental Term Loan and the application of the proceeds therefrom: (i) no default or event of default has occurred and is continuing and (ii) each of the representations and warranties in the loan documentation shall be true and correct in all respects;

(d) any Incremental Term Loans (i) shall have a final maturity date no earlier than the maturity date of the Initial Term Loans and a weighted average life to maturity no shorter than the remaining weighted average life to maturity of the Initial Term Loans; (ii) shall be subject to a “most favored nation” pricing provision that ensures that the initial yield on such Incremental Term Loans (after any related increase of pricing on the Initial Term Loans) does not exceed the then-applicable yield on the Initial Term Loans by more than 50 basis points per annum (which, for the purposes of this clause (ii) shall be deemed to include all upfront and similar fees and original issue discount (“OID”) payable to the lenders providing such Incremental Term Loans (applied relative to the upfront and similar fees and OID paid on the Closing Date to the Term Loan Lenders that provided the Initial Term Loans) and shall take into account any LIBOR floor but shall not include any arrangement, underwriting, structuring or similar fees); and (iii) may have such other terms not inconsistent with clauses (i) and (ii) above as may be agreed among the Borrower, the Term Loan Administrative Agent and the lenders providing such Incremental Term Loans; provided that the Incremental Term Loans will be pari passu to the remainder of the Term Loan Facility as to lien priorities, rights of payment and prepayment and voting and will be secured by the Collateral (as defined below) and guaranteed by the Guarantors.

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

SECURITY:	The Secured Obligations will be secured by the following: (a) a perfected second-priority security interest in the ABL Priority Collateral (as defined below) securing domestic obligations under the ABL Facility, and (b) a perfected first-priority pledge of the Term Priority Collateral (as defined below) (the foregoing, collectively, the “Collateral”), in each case, subject to permitted liens and to customary exceptions; provided that, subject to the Intercreditor Agreement (as defined below), any treasury management, interest rate protection or other hedging arrangements that are secured by ABL Priority Collateral shall be secured by Term Priority Collateral to the same extent and priority as the ABL Facility; provided further that the Collateral shall not include any Excluded Assets (as defined below).

“ABL Priority Collateral” means, collectively, all inventory, accounts receivable, deposit accounts and securities accounts containing proceeds of inventory or receivables, and any cash or other assets in such accounts except to the extent representing identifiable proceeds of Term Priority Collateral (and, to the extent evidencing or otherwise related to such items, all general intangibles (other than general intangibles consisting of trademarks, copyrights, patents and other intellectual property), insurance proceeds, letters of credit and letter of credit rights, commercial tort claims, chattel paper, instruments, supporting obligations, documents and payment intangibles) of the Borrower and the Guarantors and the proceeds of any of the foregoing and all books and records relating to, or arising from, any of the foregoing, except to the extent such proceeds constitute proceeds of Term Priority Collateral.

“Term Priority Collateral” means, collectively, substantially all the present and after-acquired tangible and intangible assets of the Borrower and the Guarantors, other than the ABL Priority Collateral, which includes but is not limited to (a) a perfected pledge of all the capital stock of each direct subsidiary held by the Borrower or any Guarantor (which pledge shall be limited to 65% in the case of the voting equity interests and 100% of the non-voting equity interests of all present and future first-tier foreign subsidiaries of the Borrower or any Guarantor) and (b) perfected security interests in, and mortgages on, domestic equipment, domestic real property owned in fee simple, domestic leased real property, domestic intellectual property, intercompany notes in favor of Borrower or domestic subsidiaries of Borrower and proceeds of the foregoing.

“Excluded Assets” means, collectively, (a) any fee-owned and leasehold real property with a fair market value of less than $5,000,000; provided that the aggregate fair market value of the fee-owned and leasehold real property excluded pursuant to this clause (a) shall not exceed $20,000,000; (b) commercial tort claims with a value of less than $5,000,000; (c) any governmental or regulatory licenses, to the extent that, and for so long as, the grant (or perfection) of a security interest therein, or the assignment thereof, is prohibited or restricted thereby or under applicable law or would require a governmental consent that has not been obtained after the Borrower’s use of commercially reasonable

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

efforts to obtain such consent (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable laws that would have a similar effect); provided that nothing in this clause (c) shall prohibit the pledge or grant of security in the proceeds of such licenses; (d) any particular asset or right under contract to the extent that, and for so long as, the pledge thereof or a security interest therein (A) is prohibited or restricted by applicable law or (B) would violate the terms of any agreement (including, without limitation, any purchase money security interest or similar arrangement permitted by the loan documentation for each of the Term Loan Facility and the ABL Facility) that is legally binding on the Borrower and the Guarantors (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable laws that would have a similar effect); provided that nothing in this clause (d) shall prohibit the pledge or grant of security in the proceeds of such assets or rights; (e) margin stock; (f) any “intent to use” trademark applications as to which a statement of alleged use has not been filed; and (g) any particular assets if, and for so long as, in the reasonable judgment of the Term Loan Administrative Agent and the ABL Administrative Agent (in consultation with the Borrower), the cost or burden of creating or perfecting a pledge or security interest in such assets is excessive in relation of the benefits afforded to the Term Loan Lenders or the Lenders under the ABL Facility (as the case may be).

The security documentation for the Term Loan Facility will be substantially the same as that for the ABL Facility; provided that, for the avoidance of doubt, the Collateral in respect of the ABL Facility will include certain assets of the Foreign Borrowers and Foreign Guarantors (each as defined in the ABL Term Sheet) which are not included in the Collateral in respect of the Term Loan Facility.

The lien priority, relative rights and remedies in the Collateral in respect of the Term Loan Facility and the ABL Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”), which shall be on terms customary for transactions and facilities of this type and in form and substance reasonably acceptable to the Borrower, the Term Loan Administrative Agent and the administrative agent under the ABL Facility. The Intercreditor Agreement shall provide that ABL Administrative Agent and each Collateral Agent (as defined in the ABL Facility Term Sheet) shall be granted limited, non-exclusive licenses in intellectual property and other general intangibles of the Borrowers (as defined in the ABL Facility Term Sheet) and the Guarantors as and to the extent necessary for the ABL Administrative Agent and/or the applicable Collateral Agent (as defined in the ABL Facility Term Sheet) to realize upon or otherwise foreclose upon the ABL Priority Collateral.

PURPOSE:	The proceeds of the Term Loan Facility shall be used to (i) finance in part the Acquisition; (ii) refinance certain existing indebtedness of the Borrower and its subsidiaries and the Target and its subsidiaries (the “Refinancing”), including, without limitation, the indebtedness outstanding under that certain Third Amended and Restated Credit

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

Agreement dated as of October 26, 2012 (as amended, the “Existing Credit Agreement”) by and among the Borrower, as U.S. Borrower, the lenders party thereto and Key Bank National Association, as administrative agent and that certain Third Amended and Restated Note Purchase and Shelf Agreement dated December 21, 2010 (as amended, the “Existing Purchase Agreement”) among the Borrower and certain note purchasers party thereto, (iii) pay fees and expenses incurred in connection with the Transactions (including, without limitation, the payment of make whole premiums in connection with the payment of the Series B Notes issued under the Existing Purchase Agreement); and (iv) to the extent of any portion of the Term Loan Facility remaining after giving effect to the items specified in clauses (i) through (iii) of this section, provide ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries.

INTEREST RATES:	As set forth in Addendum I.

MATURITY:	The Initial Term Loans shall be subject to repayment according to the Scheduled Amortization (as defined below), with the final payment of all amounts outstanding, plus accrued interest, being due seven (7) years after the Closing Date.

SCHEDULED AMORTIZATION:	The Initial Term Loan will be subject to quarterly amortization of principal equal to (a) on the last day of each fiscal quarter after the Closing Date (commencing on the last day of the first full fiscal quarter after the fiscal quarter in which the Closing Date occurs), 0.25% of the initial principal amount of the Initial Term Loan and (b) on the maturity date for the Initial Term Loan, all remaining outstanding principal amounts, in each case as adjusted for any optional or mandatory prepayments (collectively, the “Scheduled Amortization”).

MANDATORY PREPAYMENTS:	In addition to the amortization set forth above, (a) commencing with the fiscal year beginning January 1, 2015 (and for each fiscal year thereafter), 50% of Excess Cash Flow (to be defined in the loan documentation and with leverage-based step-downs to 25% when the Consolidated Total Leverage Ratio (to be defined in the loan documentation) is less than 3.00x but greater than or equal to 2.00x and 0% when the Consolidated Total Leverage Ratio is less than 2.00x), provided that voluntary prepayments of the Term Loan Facility made during such fiscal year shall reduce Excess Cash Flow payments on a dollar-for-dollar basis for such applicable fiscal year, (b) 100% of all net cash proceeds from sales of property and assets and insurance and condemnation events (other than with respect to property and assets constituting ABL Priority Collateral which are subject to a first-priority lien securing the ABL Facility (so long as it is in effect) the proceeds of which are used to prepay or cash collateralize undrawn letters of credit under the ABL Facility) of the Borrower and its subsidiaries (excluding asset sales in the ordinary course of business and other thresholds and exceptions to be agreed upon in the loan documentation), subject to reinvestment in other assets useful in the business of the Borrower or any

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

of its subsidiaries within 365 days of such sale or insurance and condemnation event or, if so committed to reinvestment pursuant to a legally binding contract within such 365-day period, reinvested within 180 days after the end of such 365-day period; and (c) 100% of all net cash proceeds from the issuance or incurrence after the Closing Date of additional debt of the Borrower or any of its subsidiaries to the extent not permitted under the loan documentation shall, in each case of clauses (a) through (c) above, be applied to the prepayment of the Term Loan Facility. Prepayments of the Initial Term Loans shall be applied first, to the next four scheduled amortization payments in direct order and thereafter to the remaining scheduled amortization payments on a pro rata basis.

OPTIONAL PREPAYMENTS:	The Initial Term Loans may be prepaid in whole or in part at any time without premium or penalty (other than as set forth in the section entitled “Call Protection” below), subject to reimbursement of the Term Loan Lenders’ breakage and redeployment costs in the case of prepayment of LIBOR borrowings. Each such prepayment of the Initial Term Loans shall be applied to the principal installments thereof as directed by the Borrower.

CALL PROTECTION:	Notwithstanding the foregoing section, if on or prior to the one year anniversary of the Closing Date, a Repricing Event (as defined below) occurs, the Borrower will pay a premium (the “Call Premium”) in an amount equal to 1.00% of the outstanding principal amount of the Initial Term Loan that is subject to such Repricing Event.

As used herein, the term “Repricing Event” shall mean (a) any prepayment or repayment of the Initial Term Loan (or any portion thereof) with the proceeds of, or any conversion of the Initial Term Loan (or any portion thereof) into, any new or replacement loans or similar bank indebtedness bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and OID) less than the “effective yield” applicable to the Initial Term Loan subject to such event (as such comparative yields are determined by the Term Loan Administrative Agent) and (b) any amendment to the loan documentation which reduces the “effective yield” applicable to all or a portion of Initial Term Loan (it being understood that any Call Premium with respect to a Repricing Event shall apply to any required assignment by a non-consenting Term Loan Lender in connection with any such amendment pursuant to so-called “yank-a-bank” provisions).

CONDITIONS PRECEDENT TO CLOSING:	As set forth in Exhibit C to the Commitment Letter.

REPRESENTATIONS AND WARRANTIES:

Limited to the following: (i) legal existence, qualification and power; (ii) due authorization and no contravention of law, contracts or organizational documents; (iii) governmental and third party approvals and consents; (iv) enforceability; (v) accuracy and completeness of

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

specified financial statements and other information and no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (to be defined in the loan documentation); (vi) no material litigation; (vii) no default; (viii) ownership of property; (ix) insurance matters; (x) environmental matters; (xi) tax matters; (xii) ERISA compliance; (xiii) identification of subsidiaries, equity interests and loan parties; (xiv) use of proceeds and not engaging in business of purchasing/carrying margin stock; (xv) status under Investment Company Act; (xvi) accuracy of disclosure; (xvii) compliance with laws; (xviii) intellectual property; (xix) solvency; (xx) labor matters; (xxi) senior debt status and (xxii) collateral documents.

COVENANTS:	Those affirmative, negative and financial covenants (applicable to the Borrower and its subsidiaries) limited to the following:

	(a)	Affirmative Covenants - (i) delivery of financial statements, budgets and forecasts; (ii) delivery of certificates and other information; (iii) delivery of notices (of any default, any default under the ABL Facility, material adverse condition, ERISA event, material change in accounting or financial reporting practices, disposition of property, incurrence of debt, change of debt rating of the Borrower or the Term Loan Facility); (iv) payment of taxes and other obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws (including, without limitation, environmental laws, ERISA and the PATRIOT Act); (ix) maintenance of books and records; (x) inspection rights; (xi) use of proceeds; (xii) covenant to guarantee obligations, give security; (xiii) further assurances and (xiv) commercially reasonable efforts to maintain ratings (but not to maintain a specific rating).

	(b)	Negative Covenants - Restrictions on (i) liens; (ii) indebtedness, (including guarantees and other contingent obligations); (iii) investments (including loans and advances); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions; (vii) changes in the nature of business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) amendments of organizational documents; (xii) changes in accounting policies or reporting practices (including, without limitation, changes in fiscal year end); and (xiii) prepayments of other indebtedness in each case with such exceptions as may be agreed upon in the loan documentation.

	(c)	Financial Covenants - None

EVENTS OF DEFAULT:	Limited to the following (each, an “Event of Default”): (i) nonpayment of principal, interest, fees or other amounts; (ii) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after such failure; (iii)

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

any representation or warranty proving to have been incorrect when made or confirmed; (iv) cross-default to other indebtedness in an amount to be agreed; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) monetary judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or impairment of any loan documentation; (x) change of control; and (xi) actual or asserted invalidity or impairment of any intercreditor or subordination provisions.

The occurrence of an event of default under the ABL Facility (other than a payment event of default) shall not constitute an event of default under the cross-default provisions of the Term Loan Facility until the earliest of (x) 30 days after the date of such event of default (during which period such event of default is not waived or cured), (y) the acceleration of the obligations under the ABL Facility or (z) the exercise of secured creditor remedies as a result of such event of default

ASSIGNMENTS AND PARTICIPATIONS:

Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Term Loan Lender will be permitted to make assignments to other financial institutions in respect of the Term Loan Facility in a minimum amount equal to $1 million.

The consent of the Borrower will be required unless (i) an Event of Default has occurred and is continuing, (ii) the assignment is to a Term Loan Lender, an affiliate of a Term Loan Lender or an Approved Fund (as such term shall be defined in the loan documentation) or (iii) the assignment is during the 90-day period following the Closing Date to any person approved by the Borrower on the Closing Date; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Term Loan Administrative Agent within 5 business days after having received notice thereof. The consent of the Term Loan Administrative Agent will be required for any assignment to any entity that is not a Term Loan Lender, an affiliate of a Term Loan Lender or an Approved Fund.

An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Term Loan Administrative Agent in its sole discretion. Each Term Loan Lender will also have the right, without consent of the Borrower or the Term Loan Administrative Agent, to assign as security all or part of its rights under the loan documentation to any Federal Reserve Bank.

Term Loan Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the collateral securing the Term Loan Facility or all or substantially all of the value of the guaranty of the Borrower’s obligations made by the Guarantors.

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

No assignment or participation may be made to natural persons, the Borrower or any of its affiliates or subsidiaries.

WAIVERS AND AMENDMENTS:	Amendments and waivers of the provisions of the loan agreement and other definitive credit documentation will require the approval of Term Loan Lenders holding loans and commitments representing more than 50% of the aggregate amount of the under the Term Loan Facility (the “Required Lenders”), except that (a) the consent of each Term Loan Lender shall be required with respect to (i) the waiver of certain conditions precedent to the initial credit extension under the Term Loan Facility, (ii) the amendment of certain of the pro rata sharing provisions, (iii) the amendment of the voting percentages of the Term Loan Lenders, (iv) the release of all or substantially all of the collateral securing the Term Loan Facility, and (v) the release of all or substantially all of the value of the guaranty of the Borrower’s obligations made by the Guarantors; and (b) the consent of each Term Loan Lender affected thereby shall be required with respect to (i) increases or extensions in the commitment of such Term Loan Lender, (ii) reductions of principal, interest or fees, and (iii) extensions of scheduled maturities or times for payment.

On or before the final maturity date of the Term Loan Facility, the Borrower shall have the right to extend the maturity date of all or a portion of any tranche under the Term Loan Facility with only the consent of the Term Loan Lenders whose loan maturities are being extended, and otherwise on terms and conditions to be mutually agreed by the Term Loan Administrative Agent and the Borrower (which may include an increase in the interest rate and/or fees for Term Loan Lenders providing the extension); it being understood that each Term Loan Lender under the tranche the maturity date of which is being extended shall have the opportunity (but not the obligation) to participate in such extension on the same terms and conditions as each other Term Loan Lender under such tranche.

INDEMNIFICATION:	The Borrower will indemnify and hold harmless the Term Loan Administrative Agent, each Lead Arranger, each Term Loan Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the Term Loan Facility, any other aspect of the Transactions, the Borrower’s use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys’ fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities.

GOVERNING LAW:	State of New York.

PRICING/FEES/EXPENSES:	As set forth in Addendum I.

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT A

to Commitment Letter

COUNSEL TO THE ADMINISTRATIVE AGENT:	McGuireWoods LLP.

OTHER:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction. The loan documentation will contain customary increased cost, withholding tax, capital adequacy and yield protection provisions.

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	ADDENDUM I TO EXHIBIT A

to Commitment Letter

PRICING, FEES AND EXPENSES

INTEREST RATES:	The interest rates per annum applicable to the Initial Term Loan will be LIBOR plus the Applicable Margin (as defined below) or, at the option of the Borrower, the Base Rate (to be defined as the highest of (a) the Federal Funds Rate plus 1⁄2 of 1%, (b) the Bank of America prime rate and (c) LIBOR plus 1.00% plus the Applicable Margin; provided that at no time shall the LIBOR rate used to calculate the interest rates applicable to the Initial Term Loan be less than 1.00% per annum.

“Applicable Margin” means (i) 4.00% per annum, in the case of LIBOR loans and (ii) 3.00% per annum, in the case of Base Rate loans.

The Borrower may select interest periods of one, two, three or six months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

During the continuance of any default under the loan documentation, the Applicable Margin on obligations owing under the loan documentation shall increase by 2% per annum (subject, in all cases other than a default in the payment of principal when due or a bankruptcy default, to the request of the Required Lenders).

CALCULATION OF INTEREST AND FEES:

Other than calculations in respect of interest at the Bank of America prime rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

COST AND YIELD PROTECTION:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

EXPENSES:	The Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and closing of all loan documentation, including, without limitation, the legal fees of counsel to the Term Loan Administrative Agent and MLPFS, regardless of whether or not the Term Loan Facility is closed. The Borrower will also pay the expenses of the Term Loan Administrative Agent and each Term Loan Lender in connection with the enforcement of any of the loan documentation.

Project Unicorn – Term Loan Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

PROJECT UNICORN

SUMMARY OF TERMS

$100 MILLION SENIOR SECURED ABL FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the “Commitment Letter”) to which this Summary of Terms is attached.

BORROWERS:

NN, Inc., a Delaware corporation, certain wholly-owned domestic subsidiaries of NN, Inc. as are agreed by NN, Inc., the Administrative Agent and the Domestic Collateral Agent and the applicable Lenders (as defined below) (collectively, the “Domestic Borrower”), and certain wholly-owned foreign subsidiaries of the Domestic Borrower as are agreed by the Domestic Borrower and the Administrative Agent, the Foreign Collateral Agent and the applicable Lenders (as defined below) party to the Foreign ABL Revolving Credit Facility (as defined below) (collectively, the “Foreign Borrowers” and together with the Domestic Borrower, the “Borrowers”). Any Foreign Borrower organized under the laws of, and located in, the Netherlands shall be referred to herein as a “Netherlands Borrower.”

GUARANTORS:

All of the obligations under the ABL Facility (as defined below) will be guaranteed on a joint and several basis by the Domestic Borrower and each existing and future direct and indirect domestic subsidiary (other than Inactive Subsidiaries and Immaterial Subsidiaries (each such term to be defined in the loan documentation)) of the Borrowers (collectively, the “Domestic Guarantors”).

The Foreign Borrowers and each existing and future direct and indirect foreign subsidiary (other than Inactive Subsidiaries and Immaterial Subsidiaries) of the Borrowers (the “Foreign Guarantors” and together with the Domestic Guarantors, the “Guarantors”) shall jointly and severally guarantee the obligations under the Foreign ABL Revolving Credit Facility (as hereinafter defined), subject to customary limitation language as required to comply with capital maintenance rules and financial assistance limitations in certain foreign jurisdictions. For the avoidance of doubt, the Foreign Guarantors shall not be liable for the obligations under the Domestic ABL Revolving Credit Facility (as hereinafter defined).

All guarantees shall be guarantees of payment and not of collection.

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JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS:

KeyBank National Association (or any of its designated affiliates) (“KeyBank”) and Bank of America, N.A. (or any of its designated affiliates) (“Bank of America”) shall act as joint lead arrangers and joint book runners for this transaction.

ADMINISTRATIVE AGENT:	KeyBank (in such capacity, the “Administrative Agent”). No other agent or co-agents may be appointed unless mutually agreed upon by KeyBank, Bank of America and the Domestic Borrower.

COLLATERAL AGENT(S):

Domestic Collateral Agent: KeyBank.

Foreign Collateral Agent: Bank of America.

The Domestic Collateral Agent and the Foreign Collateral Agent are sometimes collectively referred to herein as the “Collateral Agents.”

LENDERS:	A syndicate of financial institutions (including KeyBank and Bank of America) acceptable to the Collateral Agents, in consultation with the Domestic Borrower.

USE OF PROCEEDS:

The proceeds of advances under the ABL Facility shall be utilized for the following:

(i) Finance the ongoing working capital requirements of the Borrowers; and

(ii) General corporate purposes of the Borrowers.

None of the proceeds of advances under the ABL Facility shall be used to finance all or any part the Acquisition.

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CREDIT FACILITIES:

Senior secured credit facilities in an aggregate principal amount up to $100 million (the “ABL Facility”). The ABL Facility will be structured as follows:

(a) Domestic ABL Revolving Credit Facility. A senior secured domestic revolving credit facility (the “Domestic ABL Revolving Credit Facility”) of up to $85 million (including the Domestic LC Sublimit (as defined below) and the sublimit for Domestic Swing Line Loans (as defined below) referenced below). Subject to the Domestic Borrowing Base (as defined below) then in effect, the Domestic ABL Revolving Credit Facility shall allow the Domestic Borrower to borrow, repay and reborrow until the Revolving Credit Maturity Date (as defined below).

Sublimit for the issuance of letters of credit for the account of Domestic Borrower (“Domestic Letters of Credit”): $5 million (the “Domestic LC Sublimit”). Domestic Letters of Credit will be issued by KeyBank. Availability under the Domestic ABL Revolving Credit Facility will be reduced by any outstanding Domestic Letters of Credit.

Sublimit for domestic swing line loans (“Domestic Swing Line Loans”) of an amount equal to 10% of the aggregate commitment amount of the Domestic ABL Revolving Credit Facility, as is customary for asset based facilities of this type. Domestic Swing Line Loans will be made available by KeyBank (the “Domestic Swing Line Lender”) on a same day basis.

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The Domestic Borrower must repay each Domestic Swing Line Loan in full within 7 days or upon demand of the Domestic Swing Line Lender. Borrowings of Domestic Swing Line Loans will reduce availability under the Domestic ABL Revolving Credit Facility.

(b) Foreign ABL Revolving Credit Facility. A senior secured foreign revolving credit facility, available in Euros (the “Foreign ABL Revolving Credit Facility”) of up to $15 million (including the Foreign LC Sublimit (as defined below) and the sublimit for Foreign Swing Line Loans (as defined below) referenced below). Subject to the applicable Foreign Borrowing Base (as defined below) then in effect, the Foreign ABL Revolving Credit Facility shall allow the applicable Foreign Borrower to borrow, repay and reborrow until the Revolving Credit Maturity Date.

Sublimit for the issuance of letters of credit for the account of any Foreign Borrower (“Foreign Letters of Credit”): $TBD million (the “Foreign LC Sublimit”). Foreign Letters of Credit will be issued by Bank of America. Availability under the Foreign ABL Revolving Credit Facility will be reduced by any outstanding Foreign Letters of Credit.

Sublimit for foreign swing line loans (“Foreign Swing Line Loans”) of an amount equal to 10% of the commitment amount of the Foreign ABL Revolving Credit Facility, as is customary for asset based facilities of this type. Foreign Swing Line Loans will be made available in Euro by Bank of America (the “Foreign Swing Line Lender”) on a same day basis. The applicable Foreign Borrower must repay each Foreign Swing Line Loan in full within 7 days or upon demand of the Foreign Swing Line Lender. Borrowings of Foreign Swing Line Loans will reduce availability under the Foreign ABL Revolving Credit Facility.

Notwithstanding anything to the contrary set forth herein or in the Commitment Letter, and without limiting the other conditions to funding set forth herein and in the Commitment Letter, in the event that the Collateral Reports shall not have been completed by the applicable persons and received by the Administrative Agent within sixty (60) days after the Closing Date, no loans shall be made and no Letters of Credit shall be issued under the ABL Facility until such Collateral Reports (as defined below) shall be completed and delivered.

INCREMENTAL FACILITY	An uncommitted future capacity to increase the ABL Facility by an aggregate amount up to $50 million, for which KeyBank and Bank of America will act as Lead Arrangers.

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The increase may be applied to either the Domestic ABL Revolving Credit Facility or the Foreign ABL Revolving Credit Facility; provided that the commitments under the Foreign ABL Credit Facility shall not exceed 15% of the total aggregate commitment amount of the ABL Facility. The Borrowers shall have the right to request an increase to the ABL Facility up to three times until maturity with minimum increase amounts not to be less than $10 million and such increase to be on terms and pursuant to documentation applicable to the ABL Facility, and shall include transactions expenses, pricing and fees consistent with the ABL Facility. Such increase in the ABL Facility may be provided by KeyBank or by other persons who, with the consent of the Collateral Agents, become Lenders in connection therewith; provided that neither KeyBank nor any other existing Lender shall be obligated to provide any increased portion of the ABL Facility.

MATURITY:	The final maturity of the ABL Facility will occur on the earlier of (a) the fifth anniversary of the Closing Date or (b) the date that is six months prior to the maturity date of the Term Loan Facility (the “Revolving Credit Maturity Date”), and the commitments with respect to the ABL Facility will automatically terminate on such date.

DOCUMENTATION:	Definitive loan documentation (collectively, the “Loan Documents”), including without limitation a credit agreement, security agreements (including without limitation intellectual property security agreements), pledge agreements, guarantees, control agreements, intercreditor agreements, UCC financing statements (and the equivalents thereof in foreign jurisdictions), evidence of insurance coverage, including loss payable and additional insured endorsements, as the case may be, in favor of the applicable Collateral Agent with respect thereto, lien search results, collateral access agreements, landlord waivers, mortgagee waivers, bailee waivers, warehousemen’s waivers, and all other instruments, certificates or documents executed and delivered or to be delivered from time to time, in each case as reasonably deemed necessary or desirable by the Administrative Agent (and the Foreign Collateral Agent with respect to the Foreign ABL Revolving Credit Facility) and in form and substance reasonably satisfactory to the Administrative Agent (and the Foreign Collateral Agent with respect to the Foreign ABL Revolving Credit Facility).

BORROWING BASES:	The “Temporary Borrowing Base” shall be effective during the earlier to occur of (i) the 60 days after the Closing Date and (ii) the period commencing on the Closing Date and ending on the date all of the conditions precedent set forth in the Section below headed “Conditions Precedent to

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Effectiveness of Regular Borrowing Base” shall have been satisfied, and shall be defined as the total of the following for each of the Domestic ABL Revolving Credit Facility (the “Temporary Domestic Borrowing Base”) and the Foreign ABL Revolving Credit Facility (the “Temporary Foreign Borrowing Base”); provided that the Temporary Foreign Borrowing Base shall be further segregated to provide a separate Borrowing Base for each Foreign Borrower:

(a) Up to 55% of Eligible Accounts Receivable of (y) the Domestic Borrower, with respect to the Temporary Domestic Borrowing Base, and (z) Foreign Borrowers organized under the laws of, and located in, the Netherlands, with respect to the Temporary Foreign Borrowing Base; plus

(b) Up to 25% of the lower of cost or market (determined on a FIFO basis in accordance with GAAP) of Eligible Inventory of (y) the Domestic Borrower, with respect to the Temporary Domestic Borrowing Base, and (z) Foreign Borrowers organized under the laws of, and located in, the Netherlands, with respect to the Temporary Foreign Borrowing Base (but only if such Eligible Inventory is located in the Netherlands), subject to an overall inventory advance limit of $TBD; minus

(c) Reserves, if any.

The “Regular Borrowing Base” shall be effective on the date all of the conditions precedent set forth in the Section below headed “Conditions Precedent to Effectiveness of Regular Borrowing Base” shall have been satisfied, and shall be defined as the total of the following for each of the Domestic ABL Revolving Credit Facility (the “Regular Domestic Borrowing Base”) and the Foreign ABL Revolving Credit Facility (the “Regular Foreign Borrowing Base”); provided that the Regular Foreign Borrowing Base shall be further segregated to provide a separate Borrowing Base for each Foreign Borrower:

(a) Up to 85% of Eligible Accounts Receivable; plus

(b) The lesser of (i) up to 65% of the lower of cost or market (determined on a FIFO basis in accordance with GAAP) of Eligible Inventory and (ii) up to 85% of the appraised net orderly liquidation value of Eligible Inventory based on an acceptable appraisal, subject to an overall inventory advance limit of $TBD; minus

(c) Reserves, if any.

“Eligible Accounts Receivable” will be determined by the applicable Collateral Agent in its Permitted Discretion. Generally, Eligible Accounts Receivable shall include accounts receivable of the applicable Borrower or Guarantor of which the account obligors are domiciled in the United States, Canada and certain foreign jurisdictions acceptable to the Collateral Agents in their sole discretion, that are not subject to any counterclaim, offset, defense or

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deduction and are not outstanding more than 90 days from invoice date (subject to the applicable Collateral Agent’s Permitted Discretion and satisfaction with the payment terms of any such respective Accounts). The 85% advance rate is subject to periodic field examinations to be performed by the Administrative Agent and assumes an initial dilution rate of less than 5%. Ineligible receivables may include, but not by way of limitation: certain foreign receivables, affiliate receivables, contras, unbilled or bill and hold receivables, receivables billed in advance, progress billings, customer deposits, deferred revenue, retainage, chargebacks, receivable balances owing to a single account debtor representing in excess of 25% of total accounts receivable of the Borrower, certain receivables from individuals or governments, the non-past-due portion of receivables of any account debtor where more than 50% of the total accounts from such account debtor is outstanding more than 90 days from invoice date, and account debtors the credit standing of which the applicable Collateral Agent is not satisfied in its Permitted Discretion.

“Eligible Inventory” will be determined by the applicable Collateral Agent in its Permitted Discretion. Generally, Eligible Inventory shall include product inventory of the applicable Borrower or Guarantor that is located on such Borrower’s or Guarantor’s premises or other leased facilities, provided that with respect to all such premises or facilities the Administrative Agent is satisfied that its (or the applicable Collateral Agent’s) lien in such Inventory is first priority perfected and any such leased facilities, if any, shall be covered by a satisfactory landlord waiver or such other documentation. Generally, Eligible Inventory shall exclude work in process, packaging, slow moving or obsolete inventory, unmerchantable, damaged or defective inventory, inventory on consignment, inventory held for return to vendors, inventory not sellable at prices approximating at least the cost of inventory in the ordinary course of business, and other inventory which the applicable Collateral Agent deems unacceptable for lending purposes in its Permitted Discretion.

“Reserves” may be established by the applicable Collateral Agent, in its Permitted Discretion, upon completion of periodic field examinations and in its Permitted Discretion during the term of the ABL Facility.

The applicable Collateral Agent may change Reserves and advance rates based on appraisals, field examinations or other information that the applicable Collateral Agent, in its Permitted Discretion, believes may impede its ability to realize on the applicable Collateral.

Adjustments to the Foreign Borrowing Base then in effect, or the components thereof, may be required to account for foreign capital maintenance or other applicable laws, regulations or limitations. The Foreign Borrowing Base then in effect of any Foreign Borrower or its subsidiaries shall support only the obligations of such Foreign Borrower.

The Temporary Borrowing Base and the Regular Borrowing Base are sometimes, individually, referred to herein as the “Borrowing Base,” as the

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context may require. The Temporary Domestic Borrowing Base and the Regular Domestic Borrowing Base are sometimes, individually, referred to herein as the “Domestic Borrowing Base,” as the context may require. The Temporary Foreign Borrowing Base and the Regular Foreign Borrowing Base are sometimes, individually, referred to herein as the “Foreign Borrowing Base,” as the context may require.

PERMITTED DISCRETION:	“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

EXCESS AVAILABILITY:

“Excess Availability” means, as of any time of determination, the amount by which (a) the lesser of (i) the Borrowing Base then in effect and (ii) the then aggregate amount of commitments under the ABL Facility exceeds (b) the aggregate sum of all outstanding loans under the ABL Facility, Swing Line Loans and outstanding Letters of Credit (as defined below) and unreimbursed draws thereunder.

On the Closing Date, after considering the initial borrowing and issuance of Letters of Credit, as applicable, the Borrowers must have Excess Availability of no less than $20 million, after taking into account (i) fees and expenses due in connection with the ABL Facility, and (ii) a deduction of the trade payable balance over 60 days past due.

LETTERS OF CREDIT:

Domestic Letters of Credit and Foreign Letters of Credit (collectively, the “Letters of Credit”), if any, shall expire (a) not later than 364 days from issuance, and (b) not later than 30 days prior to the Revolving Credit Maturity Date.

The aggregate amount of Domestic Letters of Credit outstanding (including any unpaid amounts drawn thereunder) at any one time shall not exceed the lesser of (i) the Domestic LC Sublimit or (ii) the Domestic Borrowing Base then in effect or the Domestic ABL Revolving Credit Facility amount,

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whichever is lower, less all outstanding Domestic ABL Revolving Credit Facility loans and Domestic Swing Line Loans. Domestic Letters of Credit, if any, will be fully reserved against the Domestic Borrower’s Availability.

The aggregate amount of Foreign Letters of Credit outstanding (including any unpaid amounts drawn thereunder) for the account of any Foreign Borrower at any one time shall not exceed the lesser of (i) the Foreign LC Sublimit or (ii) the Foreign Borrowing Base then in effect and applicable to such Foreign Borrower or the Foreign ABL Revolving Credit Facility amount, whichever is lower, less all outstanding Foreign ABL Revolving Credit Facility loans to such Foreign Borrower and Foreign Swing Line Loans to such Foreign Borrower. Foreign Letters of Credit, if any, will be fully reserved against the applicable Foreign Borrower’s Availability.

Drawings under any Letter of Credit shall be reimbursed by the applicable Borrower (whether with its own funds or with proceeds of the applicable ABL Facility), on the next business day (with interest thereon at the rate applicable to Domestic Base Rate loans or Foreign Base Rate loans, as applicable). To the extent that the applicable Borrower does not so reimburse the applicable Issuing Bank, the Lenders under the applicable ABL Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank on a pro rata basis.

INTEREST RATES AND FEES:	See Schedule A attached hereto. In addition, reference is made to the Joint Fee Letter and the KeyBank Fee Letter.

VOLUNTARY PAYMENTS:	The Borrowers may voluntarily prepay all or any part of the ABL Facility without premium, subject to concurrent payments of any applicable LIBOR or interest rate breakage costs.

MANDATORY PREPAYMENTS:	Exceeding the Commitment: If for any reason the outstandings under the Domestic ABL Revolving Credit Facility or Foreign ABL Revolving Credit Facility, as the case may be, exceed the lesser of the maximum amount of the applicable ABL Facility or the applicable Borrowing Base then in effect, the applicable Borrower shall, no later than the next business day, prepay the loans outstanding under the applicable ABL Facility in an aggregate amount equal to such excess.

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In addition, the Borrowers shall make the following mandatory prepayments:

Asset Sales: Prepayments in the amount of all of the net after tax cash proceeds of the sale or other disposition of any property or assets (other than with respect to property and assets constituting Term Priority Collateral which are subject to a first-priority lien securing the Term Loan Facility (so long as it is in effect) the proceeds of which are used to prepay the Term Loan Facility) of any Borrower or its subsidiaries (subject to exceptions and reinvestment rights to be negotiated), other than net cash proceeds of sales or other dispositions of inventory in the ordinary course of business, subject, solely in the case of such proceeds in respect of Term Priority Collateral so long as the Term Loan Facility is in effect, to reinvestment in other assets useful in the business of the Domestic Borrower or any of its subsidiaries within 365 days of such sale or, if so committed to reinvestment pursuant to a legally binding contract within such 365-day period, reinvested within 180 days after the end of such 365-day period. After payment in full of the Term Loan Facility and termination of the Term Loan Facility, the proceeds in respect of Term Loan Priority Collateral shall be applied to reduce the principal balance of the applicable revolving loans (without a permanent reduction of the commitments) and upon such application, a reserve shall be established against the applicable Borrowing Base in an amount equal to the amount of such proceeds so applied, and subject to conditions to borrowing set forth herein and other customary conditions, a Borrower may request revolving loans for reinvestment in accordance with the immediately preceding sentence.

Casualty Occurrence: Prepayments in an amount equal to the net insurance/condemnation proceeds received by any Borrower or any subsidiary (other than with respect to property and assets constituting Term Priority Collateral which are subject to a first-priority lien securing the Term Loan Facility (so long as it is in effect) the proceeds of which are used to prepay the Term Loan Facility), subject, solely in the case of such proceeds in respect of Term Priority Collateral so long as the Term Loan Facility is in effect, to reinvestment in other assets useful in the business of the Domestic Borrower or any of its subsidiaries within 365 days of such insurance and condemnation event or, if so committed to reinvestment pursuant to a legally binding contract within such 365-day period, reinvested within 180 days after the end of such 365-day period. After payment in full of the Term Loan Facility and termination of the Term Loan Facility, the proceeds in respect of Term Loan Priority Collateral shall be applied to reduce the principal balance of the applicable revolving loans (without a permanent reduction of the commitments) and upon such application, a reserve shall be established against the applicable Borrowing Base in an amount equal to the amount of such proceeds so applied, and subject to conditions to borrowing set forth herein and other customary conditions, a Borrower may request revolving loans for reinvestment in accordance with the immediately preceding sentence.

Incurrence of Indebtedness: After payment in full of the Term Loan Facility and termination of the Term Loan Facility, prepayments in an amount equal to 100% of the net cash proceeds received from the incurrence of indebtedness by any Borrower or its subsidiaries (subject to exceptions and limitations to be negotiated).

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All such prepayments shall be applied without penalty or premium (except for breakage costs, if any) to the applicable ABL Facility.

REPRESENTATIONS AND WARRANTIES:	Limited to representations and warranties concerning: corporate existence, qualification and good standing, power and authority; accuracy of financial information; absence of material adverse changes; no default; enforceability; necessary consents; insurance; solvency; capital structure; senior debt status; collateral matters (including without limitation, locations of jurisdiction of organization, chief executive office and Collateral and perfection and priority of each Collateral Agent’s security interests); ownership of properties, and absence of other liens (except for permitted liens as specifically agreed to by the Administrative Agent); filing of tax returns and payment of taxes; absence of litigation or investigations; compliance with licenses, permits and agreements, compliance with applicable law, regulation, etc. (including without limitation Regulations T, U and X, the Investment Company Act, environmental laws, ERISA, anti-terrorism, the USA PATRIOT Act, FCPA and OFAC); identification of bank accounts; environmental matters; employee benefit matters; payables practices; material contracts; no restrictions on subsidiaries; labor disputes and matters; intellectual property (including license agreements); collateral documents; senior debt status; accuracy and completeness of information furnished to the Administrative Agent and other disclosures; survival and continuing nature of representations and warranties.

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FINANCIAL COVENANTS:

Unless otherwise indicated, the financial covenants shall be calculated based upon the consolidated financial results of the Domestic Borrower and its subsidiaries. The financial covenants intended for the ABL Facility at this time will be limited to the following:

1. Minimum Fixed Charge Coverage

The sum of (A) EBITDA (defined as net income plus interest expense plus taxes plus depreciation plus amortization of intangibles) less unfunded capital expenditures (capital expenditures not funded by debt permitted under the credit agreement, but not to include fundings under the ABL Facility), less taxes paid and less distributions (including dividends and management fees); divided by (B) the sum of cash interest expense plus scheduled principal payments plus capital lease payments.

The Minimum Fixed Charge Coverage Ratio covenant will be effective any time that Excess Availability is less than the greater of (a) 10% of the Borrowing Base then in effect or (b) 10% of the then aggregate amount of commitments under the ABL Facility (any such time, a “Trigger Period”), and during such Trigger Period shall be measured quarterly on a trailing four-quarter basis; provided that at such time as Excess Availability shall have been greater than the greater of (y) 12.5% of the Domestic Borrowing Base then in effect or (z) 12.5% of the then aggregate amount of commitments under the Domestic ABL Revolving Credit Facility for each of thirty consecutive calendar days, the Trigger Period shall cease to exist; and provided further that, notwithstanding the immediately preceding proviso, upon the commencement of the fifth Trigger Period, such Trigger Period shall remain in effect until the Revolving Credit Maturity Date. The Minimum Fixed Charge Coverage Ratio will be set at 1.05:1.00.

OTHER COVENANTS:

Limited to the following:

Affirmative covenants regarding: use of proceeds; maintenance of corporate existence and rights; maintenance of books and records; maintenance of material contracts, necessary consents, approvals, licenses and permits; requirements for new locations; compliance with laws; performance of obligations; maintenance of properties in good repair; insurance; the

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Administrative Agent’s rights to inspect books and properties and to conduct field examinations; payment of taxes and claims; delivery of financial statements, budgets, compliance certificates, financial projections, management letters and other information; notices of defaults, litigation and other material events (including, without limitation, notices of any default, any default under the Term Loan Facility, material adverse condition, ERISA event, material change in accounting or financial reporting practices, disposition of property, sale of equity, incurrence of debt, change of debt rating of the Borrower or the Term Loan Facility); collateral matters (including without limitation, reporting, notices and appraisal requirements); the completion and delivery of the Collateral Reports (as defined below) within sixty (60) days after the Closing Date; the delivery of the Insurance Endorsements (as defined below) within fifteen (15) days after the Closing Date; and further assurances.

Negative covenants regarding restrictions on: dividends and distributions, redemptions and repurchases of equity interests; incurrence of debt (including capital leases) and guarantees and other contingent obligations; repurchases or prepayment or repayment of debt (including subordinated debt); creation or suffering of liens; loans, investments and acquisitions; affiliate transactions; changes in the conduct or nature of business from the business as conducted at closing, fiscal year or accounting practices; asset sales or other dispositions of property and transfers, mergers, consolidations and other fundamental changes; restrictions affecting subsidiaries; burdensome agreements; and amendments of organizational documents and other material agreements. All of the foregoing may be subject to certain limitations and conditions, including, without limitation (i) dollar limitations, (ii) there being no default or event of default immediately before and after giving effect to any of the foregoing and (iii) financial covenant tests.

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COLLATERAL:

All of the Borrowers’ and Guarantors’ respective obligations under the ABL Facility will be secured by the following: (a) a perfected first-priority lien on, security interest in and pledge of the ABL Priority Collateral (as defined below) and (b) a perfected second-priority lien on, security interest in and pledge of the Term Priority Collateral (as defined below), (the foregoing, collectively, the “Collateral”), in each case, subject to permitted liens and to customary exceptions; provided further that the Collateral shall not include any Excluded Assets (as defined below). In addition, all of the Foreign Borrowers’ and Foreign Guarantors’ respective obligations under the Foreign ABL Revolving Credit Facility will be further secured by a perfected first-priority lien on, security interests in and pledge of all the Foreign Collateral (as defined below), subject to permitted liens and to customary exceptions.

“ABL Priority Collateral” means, collectively, all now owned and hereafter acquired or arising inventory, accounts receivable, deposit accounts and securities accounts containing proceeds of inventory or accounts receivable, and any cash or other assets in such accounts except to the extent representing identifiable proceeds of Term Priority Collateral (and, to the extent evidencing or otherwise related to such items, all general intangibles (other than general intangibles consisting of trademarks, copyrights, patents and other intellectual property), insurance proceeds, letters of credit and letter of credit rights, commercial tort claims, chattel paper, instruments, supporting obligations, documents and payment intangibles) of the Domestic Borrower and the Domestic Guarantors and the proceeds of any of the foregoing and all books and records relating to, or arising from, any of the foregoing, except to the extent such proceeds constitute proceeds of Term Priority Collateral (as defined below).

“Term Priority Collateral” means, collectively, substantially all the present and after-acquired tangible and intangible assets of the “Borrower” under the Term Loan Facility (the “Term Loan Borrower”) and the “Guarantors” under the Term Loan Facility (the “Term Loan Guarantors”), other than the ABL Priority Collateral, which includes but is not limited to (a) a perfected pledge of all the capital stock of each direct subsidiary held by the Term Loan Borrower or any Term Loan Guarantor (which pledge shall be limited to 65% in the case of the voting equity interests and 100% of the non-voting equity interests of all present and future first-tier foreign subsidiaries of the Term Loan Borrower or any Term Loan Guarantor) and (b) perfected security interests in, and mortgages on, domestic equipment, material domestic real property owned in fee simple, material domestic leased real property, domestic intellectual property, intercompany notes in favor of the Term Loan Borrower or domestic subsidiaries of the Term Loan Borrower and proceeds of the foregoing. The Administrative Agent and each Collateral Agent shall be granted limited, non-exclusive licenses in intellectual property and other general intangibles of the Borrowers and the Guarantors as and to the extent necessary for the Administrative Agent and/or the applicable Collateral Agent to realize upon or otherwise foreclose upon the ABL Priority Collateral.

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“Foreign Collateral” means, collectively, all now owned and hereafter acquired or arising inventory, accounts receivable, deposit accounts and securities accounts containing proceeds of inventory or accounts receivable, and any cash or other assets in such accounts, all general intangibles, insurance proceeds, letters of credit and letter of credit rights, commercial tort claims, chattel paper, instruments, supporting obligations, documents and payment intangibles of the Foreign Borrowers and the Foreign Guarantors and the proceeds of any of the foregoing and all books and records relating to, or arising from, any of the foregoing.

“Excluded Assets” means, collectively (a) any fee-owned and leasehold real property with a fair market value of less than $5,000,000; provided that the aggregate fair market value of the fee owned and leasehold real property excluded pursuant to this clause (a) shall not exceed $20,000,000, (b) commercial tort claims with a value of less than $5,000,000, (c) any governmental or regulatory licenses, to the extent that, and for so long as, the grant (or perfection) of a security interest therein, or the assignment thereof, is prohibited or restricted thereby or under applicable law or would require a governmental consent that has not been obtained after the Domestic Borrower’s use of commercially reasonable efforts to obtain such consent (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable laws that would have a similar effect); provided that nothing in this clause (c) shall prohibit the pledge or grant of security in the proceeds of such licenses, (d) any particular asset or right under contract (other than Foreign Collateral) to the extent that, and for so long as, the pledge thereof or a security interest therein (i) is prohibited or restricted by applicable law or (ii) would violate the terms of any agreement (including, without limitation, any purchase money security interest or similar arrangement permitted by each of the ABL Facility Documentation and the Term Loan Facility Documentation) that is legally binding on the Domestic Borrower and the Guarantors (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable laws that would have a similar effect); provided that nothing in this clause (d) shall prohibit the pledge or grant of security in the proceeds of such assets or rights; (e) margin stock; (f) any “intent to use” trademark applications as to which a statement of alleged use has not been filed; and (g) any particular assets if, and for so long as, in the reasonable judgment of each of the Administrative Agent and the Term Loan Administrative Agent in consultation with the Domestic Borrower, the cost or burden of creating or perfecting a pledge or security interest in such assets is excessive in relation to the benefits afforded to the Lenders and the Term Loan Lenders, as applicable.

The Foreign Collateral shall secure only obligations under the Foreign ABL Revolving Credit Facility.

The Foreign Collateral is subject to customary limitation language as required to comply with capital maintenance rules and subject to certain other exceptions, including limitations relating to financial assistance under the laws of certain foreign jurisdictions.

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The lien priority, relative rights and remedies in the Collateral in respect of the Term Loan Facility and the ABL Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”), which shall be on terms customary for transactions and facilities of this type and in form and substance reasonably acceptable to the Domestic Borrower, the Term Loan Administrative Agent and the Administrative Agent.

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DOMINION OF FUNDS:

The Domestic Borrower’s lockbox and cash collateral account shall be maintained solely at KeyBank or another financial institution mutually satisfactory to the Administrative Agent, Domestic Collateral Agent and the Domestic Borrower, in the Domestic Collateral Agent’s (or such other financial institution’s) name, and shall provide for the collection and remittance of all proceeds of the Collateral on a daily basis during any Activation Period. The outstandings under the Domestic ABL Revolving Credit Facility will increase with new requested borrowings, and decrease upon the application of Collateral proceeds.

Each Foreign Borrower’s collection and cash collateral account shall be maintained in a location, as mutually agreed between the Foreign Collateral Agent and the applicable Foreign Borrower, at the Foreign Collateral Agent in the Foreign Collateral Agent’s name, and shall provide for the collection and remittance of all proceeds of the Foreign Collateral on a daily basis during any Activation Period. The outstandings under the Foreign ABL Revolving Credit Facility will increase with new requested borrowings, and decrease upon the application of Collateral proceeds.

“Activation Period” shall mean:

(a) with respect to the Domestic ABL Revolving Credit Facility, any time that Excess Availability (computed with respect to the Domestic Borrower and its subsidiaries only) is less than the greater of (i) 10% of the Domestic Borrowing Base then in effect or (ii) 10% of the then aggregate amount of commitments under the Domestic ABL Revolving Credit Facility; provided that at such time as Excess Availability shall have been greater than the greater of (y) 12.5% of the Domestic Borrowing Base then in effect or (z) 12.5% of the then aggregate amount of commitments under the Domestic ABL Revolving Credit Facility for each of thirty consecutive calendar days, the Activation Period for the Domestic ABL Revolving Credit Facility shall cease to exist; and provided further that, notwithstanding the immediately preceding proviso, upon the commencement of the fifth such Activation Period, such Activation Period shall remain in effect until the Revolving Credit Maturity Date and

(b) with respect to the Foreign ABL Revolving Credit Facility, (i) in the case of Netherlands Borrowers, any time that Excess Availability as computed solely with respect to Netherlands Borrowers (“Netherlands Excess Availability”) is less than the greater of (y) 10% of the Foreign Borrowing Base of Netherlands Borrowers (the “Netherlands Borrowing Base”) then in effect or (z) 10% of the then aggregate amount of commitments under the Foreign ABL Revolving Credit Facility with respect to Netherlands Borrowers; provided that at such time as Netherlands Excess Availability shall have been greater than the greater of (A) 12.5% of the Netherlands Borrowing Base then in effect or (B) 12.5% of the then aggregate amount of commitments under the Foreign ABL Revolving Credit Facility with respect to Netherlands Borrowers for each of thirty consecutive calendar days, the Activation Period for the Foreign ABL Revolving Credit Facility for Netherlands Borrowers shall cease to exist; and provided further that, notwithstanding the immediately preceding proviso, upon the commencement of the fifth such Activation Period, such Activation Period

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

shall remain in effect until the Revolving Credit Maturity Date and (ii) in the case of any other Foreign Borrower, as the Foreign Collateral Agent shall determine.

REPORTING:	The Borrowers will provide Collateral reporting on a periodic basis to be determined. Such reporting may include, but not by way of limitation, sales, inventory, summary and/or detailed aging reports for accounts receivable, accounts payable listings, inventory declarations and Borrowing Base Certificates. Borrowing Base Certificates shall initially be updated and delivered on a monthly basis (subject to satisfactory completion of due diligence). The delivery frequency of Borrowing Base Certificates in the future may be modified in the Administrative Agent’s Permitted Discretion. The Borrowers shall also provide: (i) monthly financial statements (including balance sheet, income statement, statement of cash flows) prepared and certified by management in accordance with GAAP; (ii) quarterly compliance certificate; (iii) annually, but prepared using monthly data, financial projections of the Borrowers prepared by management in accordance with GAAP; (iv) annual audited (with unqualified opinion) financial statements of the Domestic Borrower prepared by an independent certified public accountant that is satisfactory to the Administrative Agent.

INDEMNIFICATIONS:	The Borrowers agree, jointly and severally, to indemnify the Collateral Agents, Administrative Agent and the Lenders and their respective directors, officers, employees and agents from, and to hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred, except by reason of the gross negligence or willful misconduct of the indemnified party.

DEFAULTING LENDER; TAXES AND YIELD PROTECTION:	Customary for facilities of this type, including, without limitation, in respect of yield protection, breakage or redeployment costs, including as incurred in connection with prepayments in the event any Lender under the ABL Facility becomes a Defaulting Lender (as such term shall be defined in the Loan Documents), changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset, tax gross-up and payments free and clear of withholding or other taxes (including provisions with respect to Dodd-Frank and Basel III).

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

EVENTS OF DEFAULT:

Limited to the following:

1. Non-payment when due of interest, principal, fees or expenses that become payable under the ABL Facility. Payment defaults shall include violation of any Borrowing Base.

2. Breach in any respect of any representation or warranty when made.

3. Violation of affirmative or negative covenant or any default under, breach of or violation of any collateral document or other loan document.

4. Any of the security interests or liens granted by the Collateral documents ceases to be a valid, binding and enforceable (and, with respect to the ABL Priority Collateral and Foreign Collateral subject to Permitted Liens, first priority) security interest.

5. Any default under the Term Loan Facility or any default related to other indebtedness of a Borrower or any Guarantor or any of their respective subsidiaries that has continued beyond the grace period or for a period of time sufficient to permit the acceleration of such indebtedness.

6. Any bankruptcy, insolvency, attachment, receivership or a similar proceeding shall be instituted by or against any Borrower or any Guarantor or the inability of any Borrower or any Guarantor to pay debts.

7. Any judgment for the payment of money in excess of a negotiated amount shall be rendered against any Borrower or any Guarantor unless the same shall be insured, stayed pending appeal or discharged or any material nonmonetary judgment shall be rendered against any Borrower or any Guarantor.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

8. A change of control shall have occurred.

9. An ERISA violation shall have occurred.

10. Indictment where forfeiture of collateral is a remedy.

11. Actual or asserted invalidity or impairment of any loan documentation.

12. Actual or asserted invalidity or impairment of any intercreditor or subordination provisions.

13. Any default under, breach of or violation of the Intercreditor Agreement or any other intercreditor or subordination agreement.

14. Failure to deliver the Collateral Reports (as defined below) to the Administrative Agent and the Collateral Agents within 60 days of the Closing Date.

15. Failure to satisfy all conditions required for the Establishment of a Cash Management System (as defined below) within 60 days of the Closing Date.

REMEDIES:	Customary for transactions of this nature including but not limited to: (a) acceleration, (b) recovery of amounts, (c) cost of collection and (d) no advances.

CONDITIONS PRECEDENT TO ALL BORROWINGS:

The conditions to all revolving loans under the ABL Facility and Letters of Credit will consist of (a) prior written notice of the request for the revolving loan or Letter of Credit in accordance with the procedures set out in the Loan Documents, (b) the accuracy of representations and warranties in the Loan Documents in all material respects (subject, on the Closing Date, to the Limited Conditionality Provision), (c) after the Closing Date, the absence of any material adverse effect, (d) after the Closing Date, the absence of any default or event of default at the time of, and after giving effect to the making of the revolving loan or the issuance (or amendment or extension) of the Letter of Credit, and (e) after giving effect to the requested revolving loan or Letter of Credit, the outstanding revolving loans and Letters of Credit will not exceed the lesser of the amount of the aggregate amount of the commitments or the Borrowing Base, in each case then in effect for the applicable ABL Facility.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

CONDITIONS PRECEDENT TO CLOSING AND INITIAL BORROWING:

The conditions precedent to the initial borrowing under the ABL Facility will consist of the conditions set forth in the Conditions Annex, each to be met to the satisfaction of the Administrative Agent and its counsel.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

CONDITIONS PRECEDENT TO EFFECTIVENESS OF REGULAR BORROWING BASE:

The conditions precedent to the initial borrowing under the ABL Facility utilizing the Regular Borrowing Base will consist of, but shall not be limited to, the conditions set forth in “Conditions Precedent to All Borrowings” above, the conditions set forth in the Conditions Annex, and the following conditions precedent, each to be met to the satisfaction of the Administrative Agent and its counsel:

	1.	Establishment and maintenance by the Domestic Borrower and the Domestic Guarantors of lockbox, cash collateral accounts, controlled disbursement accounts and subscription to KeyBank’s financial reporting system, and establishment of all necessary operating accounts at KeyBank or with such other Lender as may be acceptable to the Domestic Collateral Agent, in its sole discretion (the “Establishment of Domestic Accounts”). Receipt of all fully executed deposit account control agreements deemed necessary by the Domestic Collateral Agent, in its sole discretion (the “Execution of Domestic DACAs”, together with the Establishment of Domestic Accounts, the “Perfection of Domestic Accounts”).

	2.	Establishment and maintenance by the Foreign Borrowers and the Foreign Guarantors of collection and cash collateral accounts, controlled disbursement accounts and subscription to the financial reporting system, and establishment of all necessary operating accounts at the Foreign Collateral Agent or other mutually acceptable financial institutions (the “Establishment of Foreign Accounts”). Receipt of all fully executed deposit account control agreements deemed necessary by the Foreign Collateral Agent, in its sole discretion (the “Execution of Foreign DACAs”, together with the Establishment of Foreign Accounts, the “Perfection of Foreign Accounts”).

	3.	The Administrative Agent and the Collateral Agents shall have engaged, reviewed and be satisfied with, a net orderly liquidation value (NOLV) appraisal of each Borrower’s and each Guarantor’s inventory using valuation methodology and other criteria acceptable to the Administrative Agent and the Collateral Agents, and as prepared by an independent appraiser acceptable to the Administrative Agent and the Collateral Agents (the “Appraisals”).

	4.	The Administrative Agent and the Collateral Agents shall have engaged, received, reviewed and be satisfied with a field examination of each Borrower’s and each Guarantor’s assets, liabilities, books and records, and the results of such field examination (including concurrence with the proposed advance rates and ineligibles) (the “Field Examinations” and together with the Appraisals, the “Collateral Reports”).

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

5.	The Administrative Agent’s and each Collateral Agent’s reasonable satisfaction with each Borrower’s and each Guarantor’s accounting systems and cash management systems (“Agent’s Satisfaction with Cash Management System”, together with the Perfection of Domestic Accounts and the Perfection of Foreign Accounts, the “Establishment of a Cash Management System”).

6.	The Administrative Agent shall conduct, and be satisfied with, reasonable customer and supplier due diligence.

7.	The Administrative Agent shall have received endorsements to the Borrower’s insurance policies required under the Loan Documents naming the applicable Collateral Agent as additional insured, lender loss payee, and if applicable, mortgagee, in each case in form and substance satisfactory to the Administrative Agent and the applicable Collateral Agent and otherwise in conformance with the requirements under the Loan Documentation (collectively, the “Insurance Endorsements”).

8.	Such other conditions as the Administrative Agent may reasonably require.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

ASSIGNMENTS AND PARTICIPATIONS:

No Borrower may assign its rights or obligations under the ABL Facility without the prior written consent of the Administrative Agent and the Lenders. Subject to the consents described below (which consents will not be unreasonably withheld or delayed), any Lender may at any time assign its rights and obligations under the ABL Facility in agreed upon minimum amounts.

The consent of the Borrowers will be required unless (i) an Event of Default has occurred and is continuing, (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (as such term shall be defined in the loan documentation) or (iii) the assignment is during the 90-day period following the Closing Date to any person approved by the Borrowers on the Closing Date; provided, that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 business days after having received notice thereof. The consent of the Administrative Agent and the Foreign Collateral Agent will be required for any assignment to any entity that is not a Lender, an affiliate of a Lender or an Approved Fund.

Each Assignment shall be accompanied by the payment of an assignment fee by the assignor to the Administrative Agent of $3,500 per assignment (including, but not limited to, an assignment by a Lender to another Lender). The ABL Facility shall provide for a mechanism that will allow for each assignee to become a direct signatory to the ABL Facility and will relieve the assigning Lender of its obligations with respect to the assigned portion of the commitment. Each Lender may participate its rights and obligations subject to certain customary restrictions. In the case of participations, the Administrative Agent shall continue to rely solely upon the selling institution and shall have no obligation to any participant.

REQUIRED LENDERS:	No amendment or waiver of any provision of the ABL Facility shall be effective unless agreed to in writing by the Lenders holding not less than 51% (but, in any event, at least two non-affiliated Lenders) of the aggregate commitments or, if the commitments shall have terminated, unpaid principal amount of loans and the undrawn (and drawn and not reimbursed) amount of Letters of Credit; provided that no amendment, waiver or consent shall increase the commitments, reduce the principal, interest or commitment fees, change the method for computing interest or commitment fees, increase any advance rate above the levels in effect on the date of the initial advance of funds under the ABL Facility after the Closing Date, amend the definition of the Borrowing Base (and defined terms used in such definition) the effect of which is to increase availability, or postpone the date for payment of principal, interest or commitment fees without the written consent of all of the affected Lenders.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

GOVERNING LAW:	State of New York, other than customary exceptions, such as that certain provisions of real property security documents will be governed by the laws of the state in which such real property is situated and that the security documents for the Foreign Collateral will be governed by the laws of the applicable foreign jurisdiction.

ADMINISTRATIVE AGENT’S COUNSEL:	Jones Day

FEES & EXPENSES:	Each Borrower authorizes KeyBank and Bank of America to incur expenses on its behalf. Each Borrower agrees to pay all fees, expenses and out of pocket costs (including, but not by way of limitation, filing fees, search fees, appraisal fees, legal fees, recording fees, field examinations, syndication expenses and travel costs, and other fees and expenses) incurred by KeyBank, Bank of America and their respective designees in connection with due diligence and documentation of the ABL Facility. From time to time between the date hereof and the Closing Date, and upon submission of an accounting of such expenses to the Borrowers, each Borrower agrees to promptly remit to KeyBank or Bank of America, as applicable, any such amounts. Any costs and expenses not reimbursed by the Borrowers prior to the Closing Date shall be payable in full on the Closing Date.

MARKETING RELEASE:	Each Borrower acknowledges and agrees that KeyBank and Bank of America may share certain information relating to the transaction contemplated hereby with standard industry database companies (such as Thompson Reuters Loan Pricing Corporation, Standard & Poor’s LCD and Portfolio Management Data) in accordance with customary industry practice.

CLIENT IDENTIFICATION NOTICE:

Information Collection for Opening Accounts: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each client who opens an account. Therefore, all new and existing clients are subject to the identity verification requirements.

When a client opens an account with any entity within the KeyCorp or Bank of America family of companies, we will ask for the client’s name, address and tax identification number, and in the case of an individual, his or her date of birth. For business accounts, we may also obtain this information for individuals associated with the business. We may also request to see other approved identifying documents. In all cases, KeyBank and Bank of America are committed to protecting the privacy and identity of each of its customers.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

SCHEDULE A

INTEREST RATES AND FEES

APPLICABLE INTEREST RATES:	With respect to all outstandings under the ABL Facility, the Applicable Interest Rate and the commitment fee will be determined based on the following grid presented below:

	Excess Availability (% of ABL Facility)	LIBOR Margin (bps)	Domestic Base Rate Margin (bps)	Foreign Base Rate Margin (bps)
I	≥ 66.7%	150	50	150
II	< 66.7 but ≥ 33.3%	175	75	175
III	< 33.3%	200	100	200

	Utilization of Total Commitments (% of ABL Facility)	Commitment Fee (bps)
I	≥ 50.0%	25
II	< 50.0%	37.5

Level II shall be effective at closing through the first day of the month after receipt of the Borrowing Base Certificate with respect to the third full month following the Closing Date. Thereafter, the Applicable Interest Rate and commitment fee will be determined quarterly the first day of the month after receipt of the Borrowing Base Certificate for the last month of such quarter.

For purposes of this Summary of Terms, (a) “LIBOR” means the London Interbank Offered Rates quoted by recognized financial sources such as Reuters or Bloomberg, adjusted if necessary for any statutory reserves, (b) “Domestic Base Rate” means a rate per annum equal to the highest of (i) the rate of interest established by KeyBank, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit;

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

(ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum, and (iii) 100 basis points in excess of the LIBOR Rate for loans with an interest period of one month, and (c) “Foreign Base Rate” means with respect to any currency funding outside of the U.S., a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as announced from time to time by the London branch of Bank of America as its “base rate” with respect to such currency.

LIBOR-based loans will be available for interest periods of one, two, three or six months, subject to availability, and available in amounts not less than $5 million each, with additional increments of $1 million each. The maximum number of separate LIBOR tranches outstanding as of any date shall be set at six.

Domestic Swing Line Loans shall bear interest at the Domestic Base Rate plus the Domestic Base Rate Margin. Foreign Swing Line Loans shall bear interest at the Foreign Base Rate plus the Foreign Base Rate Margin.

Drawdowns under the Domestic ABL Revolving Credit Facility are at the Domestic Borrower’s option with same day notice for Base Rate borrowings and three business days’ notice for LIBOR borrowings. Drawdowns under the Foreign ABL Revolving Credit Facility are at the applicable Foreign Borrower’s option with same day notice for Base Rate borrowings and three business days’ notice for LIBOR borrowings.

No loan may be converted into, or continued as, a LIBOR based loan at any time when a default shall have occurred and be continuing.

For Domestic Base Rate or Foreign Base Rate borrowings the interest payment dates shall be monthly. For LIBOR borrowings the interest payment dates shall be at the end of an interest period, but in no case more than three months.

Other than calculations in respect of interest at the Domestic Base Rate or Foreign Base Rate (which shall be made on the basis of actual number of days elapsed and a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed and a 360 day year.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT B

to Commitment Letter

DEFAULT RATE:	Upon the occurrence of any Event of Default, and at the option of the Administrative Agent or the Required Lenders (except in the case of insolvency), the Applicable Interest Rates on all obligations owing under the loan documentation shall increase by 2.0% per annum over the rate otherwise applicable, or, if no rate is specified, (y) in the case of obligations with respect to the Domestic ABL Revolving Credit Facility, 2.0% per annum over the Domestic Base Rate plus the Domestic Base Rate Margin as listed under the Applicable Interest Rate section and (z) in the case of obligations with respect to the Foreign ABL Revolving Credit Facility, 2.0% per annum over the Foreign Base Rate plus the Foreign Base Rate Margin as listed under the Applicable Interest Rate section, as applicable.

COMMITMENT FEE:	The Commitment Fee will be calculated on the average daily unused amount of the ABL Facility during the preceding month, payable monthly in arrears, commencing on the first day of the calendar month following the Closing Date (for purposes of calculating the commitment fee, Swing Line Loans shall not constitute usage).

RESERVE REQUIREMENT/ YIELD PROTECTION:	The rate quoted as the LIBOR rate will be grossed-up for the maximum statutory reserve requirements prescribed for Eurocurrency liabilities. In addition, the financing agreements will contain customary provisions relating to increased costs, capital adequacy protections, withholding and other taxes and illegality.

LETTER OF CREDIT FEES:

Trade or Documentary Letters of Credit Fees: A fee, payable quarterly in arrears, equivalent to the then applicable per annum LIBOR margin for ABL Facility loans times the face amount of the letter of credit, and other such normal and customary fees charged by the applicable Issuing Bank for issuance, and upon draws, amendments, or renewals, etc.

Standby Letter of Credit: A fee, payable quarterly in arrears, equivalent to the then applicable per annum LIBOR margin for ABL Facility loans times the face amount of the letter of credit, and other such normal and customary fees charged by the applicable Issuing Bank upon draws, amendments, or renewals, etc.

Letter of Credit Fronting Fee: 12.5 basis points shall be paid, on a per annum basis, to the Administrative Agent for the sole benefit of the applicable Issuing Bank for all issued and outstanding Letters of Credit.

COLLATERAL AUDIT AND INVENTORY APPRAISAL FEES:	Periodically during any year KeyBank shall perform audits or reviews of the Collateral supporting the ABL Facility. The Borrowers shall reimburse the cost and expenses incurred by KeyBank in performing the collateral audits and inventory appraisals. Unless an Event of Default has occurred and is continuing, the Borrowers will only be required to reimburse KeyBank for two such collateral audits and one inventory appraisal per calendar year; provided that the frequency of such collateral audits is subject to change based on Excess Availability.

Project Unicorn – ABL Facility Term Sheet	July 18, 2014

CONFIDENTIAL	EXHIBIT C

to Commitment Letter

PROJECT UNICORN

CONDITIONS ANNEX

$350 MILLION SENIOR SECURED TERM LOAN FACILITY

$100 MILLION SENIOR SECURED ABL FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the “Commitment Letter”) to which this Conditions Annex is attached; provided that references to (i) the Domestic Borrower, shall mean NN, Inc. and (ii) reference to the Borrowers shall mean the Domestic Borrower and the Foreign Borrowers (as defined in the ABL Facility Term Sheet).

Closing Conditions applicable to the Term Loan Facility and the ABL Facility

The closing of the Term Loan Facility and the ABL Facility and the initial extensions of credit under the Term Loan Facility and the ABL Facility will be subject to satisfaction of the following conditions precedent:

1.	Subject in each case to the applicable provisions of the Limited Conditionality Provision:

a.	the negotiation, execution and delivery of the loan documentation (including, without limitation, the Intercreditor Agreement) with respect to each of the Senior Credit Facilities incorporating substantially the terms and conditions outlined in the Commitment Letter (including the applicable Term Sheets) and otherwise reasonably satisfactory to the Domestic Borrower, the Lead Arrangers, each of Administrative Agents and the applicable Lenders;

b.	all lien searches, documents and instruments (including filings, recordations, searches, payment of fees and taxes, surveys, title insurance, landlord waivers and access letters, evidence and endorsement of insurance) required to create, perfect, verify and otherwise protect a valid, first-priority security interest of the Term Loan Administrative Agent and the ABL Administrative Agent (and/or the applicable Collateral Agents (as defined in ABL Facility Term Sheet)), for the benefit of the respective secured parties, in the Collateral (as defined in the Term Sheets) shall have been completed and executed and delivered and, if applicable, be in proper form for filing and filed in the appropriate filing offices; and

c.	each of the representations and warranties in the loan documentation with respect to each of the Senior Credit Facilities shall be true and correct in all material respects (or if qualified by materiality or reference to material adverse effect, in all respects).

2.	Each Administrative Agent shall have received:

a.	a customary borrowing notice and a customary executed funds flow statement with respect to all loans to be advanced and other transactions to occur on the Closing Date;

b.	such corporate resolutions, certificates (including officer’s certificates and good standing certificates) and other documents (including lien searches and organizational documents) as the Lead Arrangers shall reasonably require and reasonably satisfactory opinions of (i) counsel to the Borrowers and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the loan documentation with respect to each of the Senior Credit Facilities and creation and perfection of security interests and liens) and (ii) appropriate local counsel;

Project Unicorn – Conditions Annex	July 18, 2014

CONFIDENTIAL	EXHIBIT C

to Commitment Letter

c.	(1) unaudited consolidated balance sheets and related statements of income and cash flows of the Domestic Borrower and its subsidiaries for each fiscal quarter of the Domestic Borrower ended on or after June 30, 2014 and at least 45 days prior to the Closing Date and (2) unaudited consolidated balance sheets and related statements of income and cash flows of the Target and its subsidiaries for each fiscal quarter of the Target ended on or after June 30, 2014 and at least 45 days prior to the Closing Date;

d.	a pro forma consolidated balance sheet as of the end of the last fiscal quarter ended at least 45 days prior to the Closing Date and related statements of income and cash flows of the Domestic Borrower and its subsidiaries after giving effect to all elements of the Transactions to be effected on or before the Closing Date, together with a certificate of the chief financial officer of the Borrower to the effect that such statements accurately present the pro forma financial position of the Domestic Borrower and its subsidiaries in accordance with GAAP and Regulation S-X (and in any event after giving effect to the Transactions);

e.	the then most recent five-year forecasts of the Domestic Borrower and its subsidiaries (giving effect to the Transactions) of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis thereafter;

f.	certification as to the financial condition and solvency of the Domestic Borrower and its subsidiaries on a consolidated basis (after giving effect to the Transactions and the incurrence and repayment of indebtedness related thereto) from the chief financial officer of the Domestic Borrower; and

g.	all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested not less than three business days prior to the Closing Date.

3.

From April 30, 2014, there shall not have been any Company Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect. “Company Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Target or its subsidiaries on a consolidated basis, or (b) the ability of the Target to consummate the transactions contemplated by the Purchase Agreement in accordance with the terms of the Purchase Agreement; provided, however, that “Company Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic, financial, social or political conditions; (ii) conditions generally affecting the industries in which the Target or any of its subsidiaries operates (including legal and regulatory changes); (iii) any changes in financial, debt, credit, banking or securities markets in general; (iv) acts of war (whether or not declared), hostilities or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States, or the escalation or worsening thereof; (v) acts of God or other natural disasters; (vi) any action required by the Purchase Agreement (other than compliance with the initial paragraph of Section 5.01 of the Purchase Agreement)); (vii) any changes in applicable Laws or accounting rules, including GAAP, or standards, interpretations or enforcement thereof; (viii) the public announcement, pendency or completion of the transactions contemplated by the Purchase

Project Unicorn – Conditions Annex	July 18, 2014

CONFIDENTIAL	EXHIBIT C

to Commitment Letter

Agreement; (ix) the failure to meet any projections or forecasts (but the underlying causes of such failure to meet such projections or forecasts shall be considered, unless such underlying causes would (after giving effect to the proviso below) otherwise be excluded from this definition of Company Material Adverse Effect pursuant to any of clauses (i) to (viii) and (x) hereof) and (x) any act or failure to act consented to in writing or requested by the Borrower, as buyer (and consented to by the Lead Arrangers); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (v) or (vii) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Target and its subsidiaries compared to other participants in the industries in which the Target and its subsidiaries conducts its businesses.

4.	Prior to or substantially concurrently with the Closing Date (a) the Equity Contribution shall have been received, contributed or otherwise provided to the Domestic Borrower and (b) the Refinancing shall have been consummated prior to, or shall be consummated substantially simultaneously with the initial borrowings under the Senior Credit Facilities, and MLPFS and KeyBank shall have received customary payoff letters in connection therewith (including without limitation, payoff letters with respect to the Existing Credit Agreement and the Existing Purchase Agreement) confirming that all indebtedness with respect thereto shall have been fully repaid (except to the extent being so repaid with the proceeds of the initial borrowings under the Senior Credit Facilities and to the extent outstanding letters of credit are continued under the ABL Facility) and all commitments thereunder shall have been terminated and cancelled and all liens in connection therewith shall have been terminated and released, in each case prior to or concurrently with the initial borrowings under the Senior Credit Facilities. On the Closing Date, after giving effect to the Transactions, no Borrower nor any of its subsidiaries shall have any outstanding indebtedness (other than indebtedness that the Lead Arrangers and the Domestic Borrower agree may remain outstanding under the loan documentation with respect to each of the Senior Credit Facilities, including, without limitation, certain indebtedness of foreign subsidiaries of the Target in an aggregate principal amount not exceeding $35,000,000).

5.

(a) The final terms and conditions of the Acquisition shall be as described in the Commitment Letter and otherwise consistent with the description thereof received in writing as part of the Information, (b) the Lead Arrangers and each Administrative Agent shall be reasonably satisfied with the Agreement and Plan of Merger (including all schedules and exhibits thereto and all Ancillary Agreements (as defined therein)) among (i) the Borrower, as buyer, (ii) PMC Global Acquisition Corporation, as merger subsidiary, (iii) the Target, (iv) Newport Global Advisors, L.P., in its capacity as a shareholder representative thereunder and (v) John C. Kennedy, in its capacity as a shareholder representative thereunder and with respect to certain sections thereunder (the “Purchase Agreement”), which shall provide for an aggregate purchase price acceptable to the Lead Arrangers and each Administrative Agent and consistent with the information provided prior to the execution of the Commitment Letter by the Commitment Parties, and all other agreements, instruments and documents relating to the Acquisitions and (c) the Acquisition shall have been consummated in accordance with the terms of the Purchase Agreement (without giving effect to any amendment, modification, consent or waiver (including, without limitation, any updates to the exhibits, annexes and schedules thereto) that is materially adverse to the interests of the Lenders (in their capacity as such), either individually or in the aggregate, without the prior written consent of the Administrative Agent and the Lenders (it being understood that any modification, amendment, consent or waiver to (i) the definition of, or with respect to the occurrence of a, “Company Material Adverse Effect” in the Purchase Agreement, (ii) the third party beneficiary rights applicable to the Commitment Parties and/or the Lenders in the Purchase Agreement, (iii) the governing law of the Purchase Agreement, (iv) the amount or form of the

Project Unicorn – Conditions Annex	July 18, 2014

CONFIDENTIAL	EXHIBIT C

to Commitment Letter

purchase price to be paid in connection with the Acquisition, (v) the definition of “Outside Date” (as defined in the Purchase Agreement) or the terms upon which such date may be extended or (vi) the definition of “Marketing Period” (as defined in the Purchase Agreement”), Section 2.02 of the Purchase Agreement or any related provisions, if the effect thereof would be to shorten the “Marketing Period” or the applicable time period to close the Acquisition under the Purchase Agreement, shall in each such case be deemed to be material to the interests of the Lenders)) and in compliance with applicable law and regulatory and required third party approvals. Each Administrative Agent and the Lead Arrangers acknowledge their satisfaction with the draft of the Purchase Agreement dated as of July 18, 2014 delivered to the Administrative Agents and their respective counsel in an email from Andrea Quek at Paul, Weiss, Rifkind, Wharton & Garrison LLP at 6:31 p.m. on July 18, 2014 (including all schedules thereto).

6.	Each of the Specified Purchase Agreement Representations shall be true and correct to the extent provided in, and subject to, Section 7.02(a) of the Purchase Agreement.

7.	The Lead Arrangers shall have been afforded a marketing period of at least 24 consecutive calendar days prior to the Closing Date following the Marketing Period Commencement Date (defined below) to seek to syndicate the Senior Credit Facilities; provided that (i) unless the final allocations of the commitments among the Lenders under each of the Senior Credit Facilities have been determined on or prior to August 15, 2014, if such 24 consecutive calendar day period has not ended on or prior to August 15, 2014, then such period shall commence no earlier than September 2, 2014 and (ii) none of November 26, 2014 through November 30, 2014 or December 20, 2014 through December 31, 2014 shall be included in calculating such period. “Marketing Period Commencement Date” means the later of (a) the date on which the Domestic Borrower has provided the Lead Arrangers with (i) each of the documents set forth in Paragraphs 2.c, 2.d and 2.e of this Exhibit C, and (ii) a customary authorization letter with respect to the final confidential information memoranda in connection with the syndication of the Senior Credit Facilities and (b) the date of the primary bank meeting related to the Senior Credit Facilities (which shall be deemed to have occurred upon the earlier of (A) the holding of such primary bank meeting or (B) five (5) business days after the satisfaction of the conditions set forth in clause (a) above.

8.	All fees and expenses due to the Lead Arrangers, each of the Administrative Agents, the Term Loan Lenders and the ABL Lenders required to be paid on the Closing Date (including the fees and expenses of counsel for MLPFS and each Administrative Agent) will have been paid.

In addition to the foregoing, the closing of the Term Loan Facility and the making of the Initial Term Loan will be subject to satisfaction of the following conditions precedent:

1.	The Borrowers and the Guarantors shall have entered into the ABL Facility on terms and conditions set forth in Exhibit B of the Commitment Letter or otherwise on terms and conditions reasonably satisfactory to the Term Loan Administrative Agent.

2.	No amount may be drawn under the ABL Facility on the Closing Date after giving pro forma effect to the Transactions to occur on the Closing Date other than certain Letters of Credit issued thereunder on the Closing Date in an amount not to exceed $891,000 (the “Closing Date Letters of Credit”).

Project Unicorn – Conditions Annex	July 18, 2014

CONFIDENTIAL	EXHIBIT C

to Commitment Letter

In addition to the foregoing, the closing of the ABL Facility and the issuance of the Closing Date Letters of Credit will be subject to satisfaction of the following conditions precedent:

1.	The ABL Administrative Agent shall have received certificates of insurance evidencing the existence of adequate casualty, all-risk and liability insurance coverage in form and substance satisfactory to the ABL Administrative Agent, which certificates shall show that the applicable Collateral Agent has been named as mortgagee, lender’s loss payee and additional insured, as appropriate, on all such policies.

2.	The Domestic Borrower and the Guarantors shall have entered into the Term Loan Facility on terms and conditions set forth in Exhibit A of the Commitment Letter or otherwise on terms and conditions reasonably satisfactory to the ABL Administrative Agent.

3.	The Excess Availability requirement (as referenced in the ABL Facility Term Sheet) of $20 million is satisfied.

Project Unicorn – Conditions Annex	July 18, 2014